UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement under Section 14(a) of the Securities Exchange Act of 1934
(Amendment No.     )
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☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Under §240.14a-12
PACER INTERNATIONAL, INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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March 14, 2013
Dear Shareholder:
You are cordially invited to attend the annual meeting of shareholders of Pacer International, Inc., which will be held on Wednesday, April 24, 2013, beginning at 12:00 P.M., Eastern Time. The meeting will be held at the Company’s offices located at 6805 Perimeter Drive in Dublin, Ohio 43016. The purpose of the meeting is to consider and vote upon the proposals explained in the notice of annual meeting and the proxy statement.
This year, we are again using the U.S. Securities and Exchange Commission rule that allows companies to furnish their proxy materials over the Internet. As a result, we are mailing to our shareholders a notice instead of a paper copy of this proxy statement and our 2012 Annual Report on Form 10-K. The notice contains instructions on how to access those documents over the Internet. The notice also contains instructions on how each of our shareholders can receive a paper copy of our proxy materials, including this proxy statement, our 2012 Annual Report on Form 10-K and a form of proxy card or voting instruction card. All shareholders who do not receive a notice, including shareholders who have previously requested to receive paper copies of proxy materials, will receive a paper copy of the proxy materials by mail unless they have previously requested delivery of proxy materials electronically.
It is important that your shares be represented at the annual meeting. Whether or not you plan to attend the annual meeting in person, your vote is important. You may vote by proxy over the Internet or by telephone, or, if you requested paper copies of the proxy materials by mail, you can also vote by mail by following the instructions on the proxy card or voting instruction card. Voting over the Internet, by telephone or by written proxy or voting instruction card will ensure your representation at the annual meeting regardless of whether you attend in person. If you later decide to attend the annual meeting and vote in person, or if you wish to revoke your proxy for any reason before the vote at the annual meeting, you may do so and your proxy will have no further effect.
Thank you for your ongoing support and continued interest in Pacer International, Inc.

Sincerely,

Daniel W. Avramovich
Chief Executive Officer and
Chairman of the Board of Directors

6805 Perimeter Drive
Dublin, Ohio 43016
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
The annual meeting of shareholders of Pacer International, Inc. will be held at 12:00 P.M., Eastern Time, on Wednesday, April 24, 2013, at the Company’s offices located at 6805 Perimeter Drive, Dublin, Ohio 43016 for the following purposes:
1.Election of three directors;

2.	Ratification of the appointment of KPMG LLP, as the independent registered public accounting firm for our 2013 fiscal year;
3.Advisory vote to approve named executive officer compensation; and

4.	Such other business as may properly come before the meeting or any adjournment or postponement thereof.
Shareholders of record at the close of business on February 22, 2013 are entitled to notice of the meeting and are entitled to vote at the meeting in person or by proxy. Only shareholders or their proxy holders are invited to attend the meeting.
                             By Order of the Board of Directors
Lisa Ormand Taylor
Vice President, Assistant General Counsel
and Corporate Secretary
March 14, 2013
This notice of annual meeting and proxy statement and form of proxy are being distributed and made available on or about March 14, 2013.

IMPORTANT
Your vote is very important. Whether or not you expect to attend the meeting in person, we urge you to vote your shares. You may vote your shares via a toll-free telephone number or over the Internet. If you received a paper copy of a proxy or voting instruction card by mail, you may submit your proxy or voting instruction card for the annual meeting by completing, signing, dating and returning your proxy or voting instruction card in the pre-addressed envelope provided. For specific instructions on how to vote your shares, please refer to the section entitled “Information about the Annual Meeting—How to Vote” beginning on page 2 of this proxy statement. Sending in your proxy will not prevent you from voting your shares at the meeting if you desire to do so, as your proxy is revocable at your option at any time before the annual meeting.

PROXY STATEMENT FOR 2013 ANNUAL MEETING OF SHAREHOLDERS
These proxy materials are being made available to you over the Internet or paper copies of these materials are being delivered to you by mail or e-mail as an owner of the common stock, $0.01 par value, of Pacer International, Inc., in connection with the solicitation of proxies by the Board of Directors, or the “Board,” for use at Pacer’s 2013 Annual Meeting of Shareholders. This proxy statement includes information that we are required to provide to you under the rules of the U.S. Securities and Exchange Commission, or the “SEC,” and that is designed to assist you in voting your shares.
Unless the context requires otherwise, references in this proxy statement to “Pacer,” the “Company,” “we,” “us,” or “our” refer to Pacer International, Inc. and its consolidated subsidiaries, and references to our “2012 fiscal year” and “2013 fiscal year” refer to our fiscal years ending December 31, 2012 and December 31, 2012, respectively. References to our “2012 annual report” refer to our Annual Report on Form 10-K for the year ended December 31, 2012 filed with the SEC on February 8, 2013.
This year we are again using the SEC rule that allows companies to furnish their proxy materials over the Internet. As a result, we are mailing to our shareholders a Notice of Internet Availability of Proxy Materials instead of a paper copy of the proxy materials. All shareholders receiving the notice will have the ability to access the proxy materials over the Internet and request to receive a paper copy of the proxy materials by mail or e-mail. Instructions on how to access the proxy materials over the Internet or to request a paper copy may be found in the notice. In addition, the notice contains instructions on how shareholders may request to receive proxy materials in printed form by mail or electronically by e-mail on an ongoing basis.
In addition, we are providing some of our shareholders, including shareholders who have previously requested to receive paper copies of the proxy materials and some of our shareholders who are living outside of the United States, with paper copies of the proxy materials instead of a notice about the Internet availability of the proxy materials. If you received a paper copy of these materials by mail, the proxy materials also include a proxy card or a voting instruction card for the annual meeting. We are also providing the notice of availability of the proxy materials by e-mail to those shareholders who have previously elected to receive delivery of these materials electronically. Those shareholders should have received an e-mail containing a link to the website where these materials are available and a link to the proxy voting website.
Your vote is very important. For this reason, the Board is requesting that you allow your common stock to be represented at the 2013 Annual Meeting of Shareholders by the proxies named in the proxy materials provided to you. We first mailed our shareholders a notice containing instructions on how to access our 2012 proxy statement and 2012 annual report and vote online or by toll-free number on or about March 14, 2013. The notice also provides instruction on how shareholders can request a paper copy of our proxy statement and annual report and enroll in electronic delivery of these documents.

INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

Time and Place
April 24, 2013
12:00 P.M., Eastern Time
6805 Perimeter Drive
Dublin, Ohio 43016

Items to be Voted Upon
You will be voting on the following matters:

•	The election of three directors;

•	The ratification of the appointment of our independent registered public accounting firm for the 2013 fiscal year;

•	An advisory vote to approve named executive officer (“NEO”) compensation; and

•	Such other business as is properly brought before the meeting and at any adjournment or postponement of the meeting.
Who May Vote
You are entitled to vote your common stock if our records show that you held your shares as of the close of business on the record date, February 22, 2013. Each shareholder is entitled to one vote for each share of common stock held on that date, at which time we had 35,085,957 shares of common stock outstanding and entitled to vote. Common stock is our only issued and outstanding class of stock.
How to Access Proxy Materials over the Internet
Your Notice of Internet Availability of Proxy Materials, proxy card or voting instruction card will contain instructions on how to:

•	View our proxy materials for the annual meeting on the Internet; and

•	Instruct us to send our future proxy materials to you electronically by e-mail.
Our proxy materials are also available on our website at http://www.pacer.com/annualmeeting.htm.
Your Notice of Internet Availability of Proxy Materials, proxy card or voting instruction card will contain instructions on how you may request to access proxy materials electronically on an on-going basis. Choosing to receive your future proxy materials by e-mail will help us conserve natural resources and reduce the costs of printing and distributing our proxy materials. If you choose to receive future proxy materials by e-mail, you will receive an e-mail with instructions containing a link to the website where those materials are available and a link to the proxy voting website. Your election to receive proxy materials by e-mail will remain in effect until you terminate it.
How to obtain a paper copy of the proxy materials
Shareholders receiving a Notice of Internet Availability of Proxy Materials by mail or e-mail will find instructions about how to obtain a paper copy of the proxy materials on their notice. .All shareholders who do not receive the notice or an e-mail will receive a paper copy of the proxy materials by mail.
How to Vote
You may vote in person at the meeting or by proxy. We recommend you vote by proxy even if you plan to attend the meeting. You can always change your vote at the meeting. If you hold shares in “street name” (that is, through a bank, broker or other nominee) and would like to attend the annual meeting and vote in person, you will need to bring an account statement or other acceptable evidence of ownership of our common stock as of the close of business on February 22, 2013, the record date for voting. Alternatively, in order to vote, you may contact the person in whose name your shares are registered and obtain a proxy from that person and bring it to the annual meeting. Whether you hold shares directly as the shareholder of record or through a broker, trustee or other nominee as the beneficial owner, you may direct how your shares are voted without attending the annual meeting. There are three ways to vote by proxy:

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By Internet - Shareholders who received a Notice of Internet Availability of Proxy Materials by mail or e-mail may submit proxies over the Internet by following the instructions on the notice. Shareholders who have received a paper copy of a proxy card or voting instruction card by mail may submit proxies over the Internet by following the instructions on the proxy card or voting instruction card.

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By Telephone - Shareholders of record who live in the United States or Canada may submit proxies by telephone by calling 1-800-652-VOTE (8683) and following the instructions. Shareholders of record who have received a Notice of Internet Availability of Proxy Materials by mail or e-mail must have the control number that appears on their notice available when voting. Shareholders of record who have received a proxy card by mail must have the control number that appears on their proxy card available when voting. Most shareholders who are beneficial owners of their shares living in the United States or Canada and who have received a voting instruction card by mail may vote by phone by calling the number specified on voting instruction card provided by their broker, trustee or nominee. Those shareholders should check the voting instruction card for telephone voting availability.

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By Mail - Shareholders who have requested and received a paper copy of a proxy card or voting instruction card by mail may submit proxies by completing, signing and dating their proxy card or voting instruction card and mailing it in the accompanying pre-addressed envelope.

How Votes Are Counted
If you sign, date, mark and return your signed proxy card before the annual meeting or vote online or by telephone, we will vote your shares as you direct. For the election of directors, you have three choices: you may vote for (1) all of the nominees, (2) none of the nominees, or (3) all of the nominees except those you designate. For each other item of business, you may vote “FOR” or “AGAINST” the matter or you may “ABSTAIN” from voting.
If you vote by proxy but do not specify how you want to vote your shares, the persons appointed as proxies will vote your shares:

•	“FOR” the election of all nominees for director identified on pages 5-6;

•	“FOR” the ratification of appointment of KPMG LLP as our independent registered public accounting firm;

•	“FOR” approval of the compensation of our NEOs; and

•	In the discretion of the persons named as proxies on the enclosed proxy card as to other business that properly comes before the meeting or at any adjournment or postponement of the meeting.

Deadline for Voting
If you hold shares as a shareholder of record, your vote by proxy must be received before the polls close at the annual meeting. If you hold your shares in “street name,” please follow the voting instructions provided by your bank, broker, trustee or nominee.
Changing Your Vote
You can change your vote or revoke your proxy at any time before the polls close at the annual meeting by:

•	Submitting a new proxy with a later date by signing and returning the new proxy card to the Company before the annual meeting;

•	Voting again over the Internet or by telephone before 11:59 p.m., Eastern Time, on April 23, 2013;

•	Attending the annual meeting and voting in person; or

•	Sending written notice of revocation addressed to and received by our Corporate Secretary before the annual meeting.
Attendance at the annual meeting will not cause your previously granted proxy to be revoked unless you specifically make that request. For shares you hold in “street name,” you may change your vote by submitting new voting instructions to your bank, broker, trustee or nominee in accordance with the procedures provided to you by your bank, broker, trustee or nominee or, if you obtained a legal proxy from your bank, broker, trustee or nominee to vote your shares, you may change your vote by attending the meeting and voting in person.
Quorum
A quorum at the annual meeting will consist of a majority of the votes entitled to be cast by holders of shares of Pacer's common stock being present in person or by proxy.
Votes Required
Under an amendment to our second amended and restated charter approved at the 2012 Annual Meeting of shareholders, a nominee for election as a director at the 2013 Annual Meeting will be elected if the number of votes cast “for” the nominee's election by the shares entitled to vote in the election at a meeting at which a quorum is present exceed the votes cast “against” his election. However, if the number of nominees is greater than the number of directors to be elected, the directors will be elected by the vote of a plurality of the shares represented in person or by proxy at the annual meeting.

With respect to Proposal 2, the ratification of the appointment of the independent registered public accounting firm, the votes cast at a meeting at which a quorum is present “for” ratification must exceed the votes cast opposing it to ratify.
With respect to Proposal 3, the advisory vote to approve named executive officer compensation, the votes cast at a meeting at which a quorum is present “for” must exceed the votes cast “against” to approve.
Other matters, if any, will be approved if the votes cast at a meeting at which a quorum is present favoring the matter exceed the votes cast opposing the matter, unless a greater number of affirmative votes is required for approval of that matter under our charter or bylaws or the Tennessee Business Corporation Act.
All votes will be tabulated by an inspector of election appointed for the meeting, who will separately tabulate affirmative and negative votes and abstentions. Under Tennessee corporate law, abstentions and shares referred to as “broker non-votes” (i.e., shares held by brokers or nominees as to which instructions have not been received from the beneficial owners entitled to vote and the broker or nominee does not have discretionary authority to vote on a particular matter) are treated as shares of common stock that are present and entitled to vote for purposes of determining the presence of a quorum. Under our second amended and restated charter, abstentions and broker non-votes are not deemed to be votes cast for purposes of tabulating the vote with respect to the election of directors (Proposal 1) and thus are not considered votes opposing the election of directors. In addition, abstentions and broker non-votes are not considered votes opposing the ratification of the appointment of our independent registered public accounting firm (Proposal 2), the advisory vote to approve named executive officer compensation (Proposal 3), or other actions that may properly come before the meeting, and, accordingly, will have no effect on these matters.
Under the rules of the New York Stock Exchange (“NYSE”), Proposal 2, the ratification of the selection of KPMG LLP as the Company's independent registered public accounting firm, is considered a routine matter, and your brokerage firm or other nominee will be entitled to vote your shares in their discretion on this proposal even if you do not provide voting instructions to your broker or other nominee. However, Proposal 1-the election of directors, and Proposal 3-the approval, on an advisory basis, of the compensation of our NEOs as described in this Proxy Statement, are not considered routine matters under NYSE rules, and brokers will not be permitted to vote on Proposals 1 and 3 if beneficial owners fail to provide voting instructions. If you give instructions on how to vote to your bank or broker, you may later revoke the instructions by taking the steps described in the information that you receive from your bank or broker.
Solicitation
Pacer will bear the entire cost of soliciting proxies, including preparation, assembly, posting on the Internet, printing and mailing of this proxy statement, the Notice of Internet Availability of Proxy Materials, the proxy card and any additional information furnished to shareholders. We will reimburse banks, brokerage houses, fiduciaries and custodians for their costs of forwarding solicitation materials to beneficial owners of our common stock. Directors, officers or other regular employees of the Company, without additional compensation, may solicit proxies by telephone, facsimile, e-mail or in person.

PROPOSAL 1: ELECTION OF DIRECTORS
Our Board is presently composed of seven members. Our charter and bylaws provide that our Board will be divided into three classes that serve staggered three-year terms. Vacancies on the Board may be filled only by the Board. A director elected to fill a vacancy will hold office until the next annual meeting of shareholders and until such director’s successor is elected and qualified.
At the 2013 Annual Meeting, directors are elected by a majority of the votes cast by the shares entitled to vote in the election at a meeting at which a quorum is present.
Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the three nominees named below. If any nominee should be unavailable for election as a result of an unexpected occurrence, such shares will be voted for the election of a substitute nominee proposed by the Nominating and Corporate Governance

Committee of the Board, or the “Governance Committee.” Each person nominated for election has agreed to serve if elected, and the Company has no reason to believe that any nominee will be unable to serve.
The Board, acting through the Governance Committee, seeks to ensure that the Board is composed of members whose particular experience, qualifications, attributes and skills, when taken together, will allow the Board to satisfy its oversight responsibilities effectively. The Governance Committee regularly reviews the composition of the Board in light of the Company’s changing requirements, its assessment of Board performance and the inputs of shareholders and other key constituencies. The Governance Committee looks for certain characteristics common to all Board members, including integrity, strong professional reputation and a record of achievement, constructive and congenial personal attributes, and the ability and commitment to devote sufficient time and energy to board service. Individual qualities can include matters such as experience in the Company’s industry either as a provider or user of the Company’s services and technical experience (such as financial, legal or technological). As more fully discussed under the heading “Corporate Governance Practices-Qualifications and Skills Considered in Evaluating Candidates for Directors,” in identifying candidates for director, the Governance Committee and the Board take into account, among other things, (1) the comments and recommendations of directors regarding the qualifications and effectiveness of the existing or potential Board members or additional qualifications that may be required when selecting new directors that may be made in connection with the Board’s annual self-examination process, (2) the requisite expertise and sufficiently diverse backgrounds of the Board’s overall membership composition, (3) the independence of outside directors and other possible conflicts of interest of existing and potential members of the Board, and (4) all other factors it considers appropriate.
When considering whether directors and nominees have the experience, qualifications, attributes and skills, taken as a whole, to enable the Board to satisfy its oversight responsibilities effectively in light of the Company’s business and structure, the Governance Committee and the Board focused primarily on the information discussed in each of the directors’ individual biographies that follow.
Set forth below is biographical information for each person nominated for election as a director and each person whose term of office as a director will continue after the annual meeting. There are no family relationships among any of our directors or executive officers. If elected at the annual meeting, each of Messrs. Avramovich, Coates and Giftos would serve until the 2016 annual meeting and, in each case, until his successor is elected and qualified or until his earlier death, resignation or removal.
Nominees for Election for a Three-Year Term Expiring at the 2016 Annual Meeting
Daniel W. Avramovich
Daniel W. Avramovich, age 61, joined our Company in June 2008 as Retail Intermodal Services President. He was promoted to President and Chief Operating Officer in May 2009 and to Chief Executive Officer, or “CEO,” of the Company and Chairman of the Board on December 16, 2009. Prior to joining Pacer, Mr. Avramovich served as Executive Vice President, Sales & Marketing of Kansas City Southern, a rail carrier, from May 2006 to May 2008 and as President, Network Services Americas for Exel plc, the worldwide supply chain solutions and freight forwarding company, from 2003 to 2006. From 2000 to 2003, he served as President, Exel Direct for Exel plc. Mr. Avramovich serves on the Board as a result of his position as CEO of the Company. As our CEO and Chairman with over 35 years of experience in the transportation and logistics industry, Mr. Avramovich brings to the Board important contacts and relationships with key transportation and logistics providers and customers, significant senior leadership, sales and marketing, industry and technical experience, and a global perspective. As CEO, Mr. Avramovich has direct responsibility for the Company’s strategy and operations.
J. Douglass Coates
J. Douglass Coates, age 70, has served as a director of our Company since September 2007. From 1993 through December 2008, Mr. Coates served as a Principal of the Manalytics division of TranSystems Corporation, a San Francisco-based consulting firm specializing in the transportation, logistics and supply chain industry, and President of TranSystems’ Management and Supply Chain Consulting practice. He retired from TranSystems in January 2009. Since that time, he has provided independent consulting services to various companies. Before joining Manalytics in 2003, Mr. Coates spent five years with American President Lines, or “APL,” as President of American Consolidation

Services. In addition, he was Vice President of Marketing for American President Distribution Services (formerly National Piggyback), one of the largest shippers’ agents in North America. Mr. Coates also serves as a director of TenCate (North America), a United States subsidiary of a multinational company that combines textile technology with related chemical processes to develop and produce specialized materials applied in the following areas: safety and protection, aerospace, sport and recreation, and infrastructure and the environment, and on the Monterrey, CA Advisory Board of the Salvation Army. Mr. Coates has been selected and retained as a director due to his long experience as a consultant to many companies in the transportation, logistics and supply chain industry which allows him to share a perspective on best practices in the industry and the shipping needs of a diverse group of users of transportation services. His past work experience with APL, which was our parent corporation until May 1999 and continues to be a significant user of our services, also allows him to bring valuable insights to his service as a director.
P. Michael Giftos
P. Michael Giftos, age 66, has served as a director of our Company since April 2004. During his 29-year career with CSX Corporation and its subsidiaries, Mr. Giftos served in many executive management positions. From April 2000 through his retirement in March 2004, Mr. Giftos served as Executive Vice President and Chief Commercial Officer. Before that assignment, Mr. Giftos spent more than a decade as CSX Transportation’s Chief Legal Officer. While employed at CSX, Mr. Giftos served as a director of TTX Company, a provider of rail cars and related freight car management services to the North American rail industry. Mr. Giftos currently serves as a director of Alpha Natural Resources, Inc., a coal mining company which merged in 2009 with Foundation Coal Holdings Inc., where he was a director. He serves as chairman of the Safety, Health & Environmental Committee and is a member of the Audit Committee of Alpha Natural Resources. Mr. Giftos joined the Foundation Coal Holdings board in December 2005, where he served as a member of its audit and nominating committees. As a long-time executive with one of the Company’s main suppliers of rail transportation services, and with his extensive legal and transportation expertise and his experience as a member of other boards of directors, Mr. Giftos brings to his service as a director an awareness of and insight into legal issues facing the Board and the Company, a perspective on likely railroad reactions to the Company and its competitors and customers, trends and strategies affecting the rail industry, and long-term relationships with other key personnel in the rail industry.
Directors Continuing in Office until the 2014 Annual Meeting
Robert D. Lake
Robert D. Lake, age 69, has served as a director of our company since April 2011. Mr. Lake has been an independent consultant for the past 11 years. From December 2000 to December 2001, Mr. Lake was the Chairman Americas of Exel plc, a worldwide supply chain solutions and freight forwarding company, serving on the Board and as a consultant to the executive board. From October 1999 to December 2000, he was Chief Operating Officer and a board member of Exel plc. From October 1995 until October 1999, he was the Chief Executive Officer Americas & Asia Pacific and a board member of NFC plc, the predecessor of Exel plc. Prior to joining NFC, Mr. Lake served as President, Roadway Logistics Inc., the supply chain solutions business of the motor carrier, Roadway Services, from January 1989 until October 1995, and as President of Ryder Freight Systems, a national provider of truckload transportation, from April 1985 until January 1989. He has been a director of Shiplogix-Freight Management Software, a provider of web-hosted transportation management solutions, and Allied Worldwide Relocations, a relocation and van line logistics company, and currently serves on the board of directors of CRST International, Inc., a privately-held, long-haul truckload carrier in the United States. Mr. Lake is the chairman of CRST’s governance committee and also serves on CRST’s compensation committee. In selecting and retaining Mr. Lake as a director, the Board recognized that he had extensive operational experience and expertise in business issues of particular focus for the Company, including global supply chain solutions, planning and optimization of transportation networks, international expansion of logistics services and trucking operations, and that his experience would complement the backgrounds and expertise of the other directors.
Robert F. Starzel
Robert F. Starzel, age 72, has served as a director of our Company since January 2006. From November 2006 until his retirement in November 2011, he served as of counsel to Holme Roberts & Owen, LLP, a Denver-based regional law firm, in its San Francisco office. From 2004 to 2005, he served as Chairman of The SF Newspaper Company, owner of The Examiner, a San Francisco newspaper. From 2000 to 2004, he served in a consulting role as Senior Representative of the Chairman of Union Pacific Corporation. From March 1998 to 2000, he served as Senior Vice President of Union Pacific Corporation, and from 1996 to February 1998, he was Regional Vice President of Union Pacific Railroad Company. From 1988 to 1996, he was Vice Chairman of Southern Pacific Transportation Company. Mr. Starzel currently serves on the San Francisco Advisory Board of the Salvation Army. In selecting and retaining Mr. Starzel as a director, the Governance Committee and Board have particularly recognized his background as a lawyer and his lengthy experience as an executive with railroads and, in particular, with Union Pacific, the Company’s primary supplier of rail transportation services.
Directors Continuing in Office until the 2015 Annual Meeting
Dennis A. Chantland
Dennis A. Chantland, age 70, has served as a director of our Company since June 2009. Currently an independent consultant providing financial, administrative, and operating management expertise, Mr. Chantland retired from Williams Sonoma, the specialty retail, catalog and e-commerce company, in 1999 after serving as Executive Vice President, Administration and Chief Financial Officer since 1995. After starting his career at U.S. Steel Corporation, Mr. Chantland held senior executive positions in several divisions of Target Corporation, formerly Dayton Hudson Corporation, over a period of 17 years. He has an MBA in Finance from College of St. Thomas and has served on the boards of the Arthritis Foundation of Boston and San Francisco, Skaggs Retail Institute at Brigham Young University, and Prophet Brand Strategy, a San Francisco based consulting firm. Mr. Chantland’s particular qualifications as a director include his 40 years of experience in senior management positions with manufacturing, distribution and retail companies, which as heavy users of transportation services represent key customers for the Company, and his background leading financial, accounting and administrative functions in complex organizations. As such, he brings a shipper’s perspective of the challenges of managing and operating a supply chain and buying transportation services from a spectrum of logistics and transportation providers, as well as a specialized background in accounting, finance and administration issues.
Robert J. Grassi
Robert J. Grassi, age 66, has served as a director of our Company since March 2009. An independent consultant to clients in the global shipping industry since 2003, Mr. Grassi served as President and Chief Executive Officer of CSX World Terminals, LLC, the international terminal business of CSX Corporation, from 1999 through 2003 and held a number of executive positions in his twenty-two year career with Sea-Land Service, Inc., a U.S.-based ocean shipping company, culminating with service as the Chief Financial Officer of Sea-Land Service, Inc., from 1991 to 1999, except from 1996 to 1997 when he served as Senior Vice President—Atlantic Division and Asia, Mid-East, Europe Division, of Sea-Land. Mr. Grassi was selected as a director for a variety of reasons, particularly his qualification as an “audit committee financial expert” and his work experience with CSX, a key rail transportation supplier, and Sea-Land, an ocean shipping line, a key type of customer for our intermodal operation and supplier to our international logistics operations. As such, he brings to the Board significant insight and experience from both a rail supplier and shipping customer perspective, as well as a specialized background in accounting and finance.
OUR BOARD UNANIMOUSLY RECOMMENDS A VOTE
“FOR” EACH NOMINEE FOR DIRECTOR.

DIRECTOR INDEPENDENCE
 The Board has determined that Messrs. Chantland, Coates, Giftos, Grassi, Lake and Starzel are “independent” as independent is defined in Rule 5605(a)(2) of the Marketplace Rules of The NASDAQ Stock Market, Inc., or the “NASDAQ Rules,” and that the members of the Audit Committee are also independent for purposes of Section 10A(m)(3) of the Securities Exchange Act of 1934, as amended, or the “Exchange Act,” and Rule 10A-3(b)(1) of the SEC promulgated thereunder. The Board based these determinations primarily on a review of responses of the directors to questions regarding employment and compensation history, affiliations and family and other relationships, and on discussions with the directors. The Board also reviewed the relationships between Pacer and the companies with which our directors are affiliated.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, REVIEW, APPROVAL AND RATIFICATION OF TRANSACTIONS WITH RELATED PERSONS
Under its charter, the Audit Committee is responsible for reviewing the Company’s existing related party transactions annually and for approving in advance any new related party transactions that must be disclosed under Item 404 of Regulation S-K (generally transactions involving payments in excess of $120,000 in which a related person has a material direct or indirect interest). The Audit Committee also reviews and approves any arrangements, transactions or courses of dealing between the Company and related parties that are significant in size or involve terms or other aspects that materially differ from those that would likely be negotiated with independent parties. In addition, the Audit Committee reviews and reassesses periodically the Company’s policies and procedures for the internal review and approval of transactions with members of management, including the review and approval of officers’ expense accounts and perquisites and use of corporate assets. In providing its advance approval of any related party transaction that must be disclosed under Item 404 of Regulation S-K, the Audit Committee will consider whether the transaction involves terms or other aspects that materially differ from those that would likely be negotiated with independent parties.

SHAREHOLDER COMMUNICATIONS
The Company has a process for shareholders to communicate with the directors. This process is described under the heading “Contact the Board” in the Corporate Governance webpage of the Investors section of our website at www.pacer.com. Other information contained on our website does not constitute a part of this proxy statement.

2012 DIRECTOR COMPENSATION
The following table sets forth the compensation of our non-employee directors for services during 2012. Members of our Board who are employees of the Company do not receive compensation for their service on our Board or any committee of our Board but are reimbursed for out-of-pocket expenses. The compensation of the employee who served as director during 2012, Mr. Avramovich, is shown in the tables that follow the Compensation Discussion and Analysis.

Name (1)	Fees Earned or Paid in Cash (2) ($)	Stock Awards (2) ($)	Total ($)
Dennis A. Chantland	$94,500	$52,796	$147,296
J. Douglass Coates	$87,003	$52,796	$139,799
P. Michael Giftos	$81,500	$52,796	$134,296
Robert J. Grassi	$88,000	$52,796	$140,796
Robert D. Lake	$75,000	$52,796	$127,796
Robert F. Starzel	$66,000	$52,796	$118,796

(1)
The columns of the Director Compensation Table relating to option awards, non-equity incentive plan compensation, change in pension value and nonqualified deferred compensation earnings, and all other compensation have been omitted because no compensation required to be reported in those columns was awarded to, earned by or paid to the directors with respect to 2012.

(2)
This column shows the aggregate dollar amount of all fees earned or paid in cash for services as a director in 2012, including annual retainer fees, committee and/or chairmanship fees, and meeting fees. The chairman and members of the standing committees are identified below in the discussion about each of our standing committees.

The compensation program for independent directors includes a monthly cash retainer of $3,750 (or $45,000 annually); annual grants of restricted stock valued at $55,000 per director on the date of grant and vesting

100% on March 5 of the next year; meeting fees of $1,500 (whether attended in-person or by telephone or videoconference) per Board and Committee meeting; and annual cash retainers of $10,000 for the director serving as chairman of the Audit Committee, $7,500 for the director serving as chairman of the Compensation Committee, $5,000 for the director serving as chairman of the Governance Committee, and $12,000 for the director serving as lead director. The number of shares of restricted stock granted to each director in 2012 was determined by dividing $55,000 by the average closing price of our common stock over the twenty trading days before (but excluding) March 5, 2012, the date that the restricted stock was granted. Accordingly, in 2012, each director received a grant of 9,741 shares of restricted stock. The dollar amounts shown in the Stock Awards column represent the grant date fair value of the award computed in accordance with FASB Accounting Standards Codification, or “ASC,” Topic 718.
Directors are subject to the share retention and ownership guidelines that require each director to own shares valued at three times the annual cash retainer of $45,000 and, until this guideline is met, to retain at least 50% of net shares (shares left after payment of taxes and, in the case of options, the exercise price) vested from equity awards from the Company.

BOARD AND COMMITTEE MEETINGS, ANNUAL MEETING ATTENDANCE
During 2012, our Board held nine meetings, acted by unanimous written consent two times and had a number of other informal discussions as a group through telephone conferences. The Board has a standing Audit Committee, Compensation Committee and Governance Committee. Each director attended 75% or more of the combined total meetings of the Board and the committees on which he served during 2012. Our Corporate Governance Guidelines require that regularly scheduled sessions of our non-management directors be held at least twice per calendar year as part of scheduled Board meetings. During 2012, we held an executive session at each of our four quarterly, in-person meetings.
The Company does not have a policy that mandates Board member attendance at annual shareholders meetings. Six of our seven directors attended the 2012 annual meeting of shareholders.

NOMINATING AND CORPORATE GOVERNANCE COMMITTEE
Responsibilities, Members and Meetings.    The Governance Committee has been delegated responsibility for recommending to the Board individuals qualified to serve as directors of the Company and on committees of the Board; advising the Board with respect to the Board composition, procedures and committees and corporate governance principles applicable to the Company; and overseeing the evaluation of the Board and the Company’s management. The current members of the Governance Committee are Messrs. Giftos (Chairman), Grassi, Lake, and Starzel. The Governance Committee met four times during 2012.
Nominating and Corporate Governance Committee Charter.    We have adopted a charter of the Governance Committee. The charter of the Governance Committee is available under the Corporate Governance webpage of the Investors section of our website at www.pacer.com. Under its charter, the Governance Committee may conduct or authorize investigations into or studies of matters within the Committee’s scope of responsibilities, and may retain, at the Company’s expense, independent counsel or other advisors as it deems reasonably necessary to discharge its duties.

CORPORATE GOVERNANCE PRACTICES
Corporate Governance Guidelines.    Our Board has long been focused on and committed to responsible and effective corporate governance, and formally adopted Corporate Governance Guidelines in August 2005. The Corporate Governance Guidelines were last amended in April 2012. Our Governance Committee is responsible for overseeing the Corporate Governance Guidelines and reporting and making recommendations to our Board concerning corporate governance matters. Our Corporate Governance Guidelines address matters including board composition, director independence, selection of Board nominees, Board membership criteria, director compensation, director tenure, retirement and succession, director service on other boards and changes in their principal occupation, executive sessions of non-management directors, evaluation of the CEO and succession planning, and self-evaluation of the Board and Board committees.
Under our Corporate Governance Guidelines, if a nominee for director who is an incumbent director does not receive the number of votes required by the Second Amended and Restated Charter of the Company (as amended from time to time) for election as a director and no successor has been elected at such meeting, the director will promptly offer to resign from the Board. The Governance Committee will make a recommendation to the Board as to whether to accept or reject the offered resignation, or whether other action should be taken. The Board will act on the offered resignation, taking into account the Committee's recommendation, and publicly disclose its decision regarding the offered resignation and the rationale behind the decision within 90 days from the date of the certification of the election results. The Governance Committee in making its recommendation, and the Board in making its decision, may each consider any factors or other information that it considers appropriate and relevant. The director who offers his resignation will not participate in the discussion or any recommendation of the Governance Committee or the decision of the Board with respect to his resignation. If such incumbent director's resignation is not accepted by the Board, such director will continue to serve until the next annual meeting and until his successor is duly elected, or his earlier resignation or removal. If a director's resignation is accepted by the Board, or if a nominee for director is not elected and the nominee is not an incumbent director, then the Board, in its sole discretion, may fill any resulting vacancy or may decrease the size of the Board.
A copy of our Corporate Governance Guidelines is available under the Corporate Governance webpage of the Investors section of our website at www.pacer.com.

BOARD LEADERSHIP STRUCTURE

The Company has combined the role of CEO and Chairman of the Board. In 2010, the Board determined that the Board and the Company would be better served by having one director appointed as lead director and, accordingly, appointed Mr. Chantland, an independent director, as lead director in May 2010, and he continues to serve in that role.
In deciding to appoint a lead independent director, the Board determined and continues to believe that (1) having one lead director serve as the primary sounding board for the CEO fosters constructive and efficient communications between the Board and the CEO, (2) having one lead director act as a focal point for director communications helps identify significant issues for Board consideration and build consensus on these issues, and (3) having one lead director to communicate with and build consensus among the independent directors reduces some of the demands on the CEO’s time. When the Board created the lead director position, the duties assigned to the lead independent director included, and continue to include, the following:

•	coordinate the activities of the independent directors;

•	confer with the Chairman about Board meeting agendas;

•	formulate the agendas for executive sessions of the independent directors;

•	preside during executive sessions of the independent directors; and

•	facilitate communications between the Chairman and CEO and other members of the Board.

Our Board has considered whether or not to combine the role of CEO and Chairman of the Board. In making this determination, our Board considers our current system for ensuring significant independent oversight of management, including the following: (1) the Board only includes one person, the CEO, who is an executive or former executive of the Company; (2) each director serving on our three Board committees is independent; (3) the Board has appointed a lead independent director as discussed above; (4) our Board has an ongoing practice of regularly holding executive sessions without management and under the direction of the lead independent director, typically as part of the regularly scheduled board meetings; (5) the lead director and each of the chairmen of the Board committees are involved in setting the agenda for Board and Committee meetings; and (6) the Compensation Committee Chairman is responsible for an annual evaluation of the CEO and, with the Chairman of the Governance Committee, reviewing with the CEO the results of the annual evaluation. The Board also considers the effectiveness of this system in practice, including the lead director’s and the other independent directors’ active involvement in agenda-setting, the lead director’s regular communications with the CEO and the other independent directors, the candid and in-depth discussions occurring at meetings, including executive sessions, and the Board’s proven influence with the CEO and the senior executives.
Our Board continues to believe that we are best served by having Mr. Avramovich serve as CEO and Chairman of the Board because (1) the executive with day-to-day management responsibilities is in the best position to identify developing trends and strategic issues that require Board input, particularly in view of the complexity and uniqueness of the Company’s business; (2) Mr. Avramovich has in-depth knowledge regarding our operations and the industries and markets in which we compete and has the proven ability to promote communication, to coordinate activities between our Board and our senior management, and to provide consistent leadership to both our Board and our Company in coordinating the strategic objectives of both groups; and (3) the Company is best served by having one person continuing to serve in the combined role of Chairman of the Board and CEO to facilitate centralized leadership in one person so that there is no ambiguity about accountability. The combined position also enhances Mr. Avramovich’s ability to provide insight and direction on important strategic and operational initiatives to both management and the Board and to ensure that they act with a common purpose.
Accordingly, the Board has concluded that having a lead independent director working in collaboration with the executive serving in the combined role of CEO and Chairman of the Board is currently the most effective leadership structure for Pacer.

BOARD’S ROLE IN RISK OVERSIGHT
Like other companies, the Company faces a variety of risks, including credit risk, liquidity risks, operational risks, compliance risks, competitive risks, fraud and internal control risks, events beyond its reasonable control, and other risks, many of which are further described in the Company’s Annual Report on Form 10-K for the year ended December 31, 2012 and other filings with the SEC. To address the variety of risks, the Board has delegated oversight of certain risks to the Audit Committee and retains oversight over other risk management issues.
Under its charter, the Audit Committee is charged with reviewing (1) with the Company’s management and independent auditors the Company’s major financial risk exposures and the steps that management has taken to monitor and control such exposures, (2) material legal and regulatory matters affecting the Company, including any matters that may have a material impact on the Company’s financial statements, and (3) with the Company’s management and independent auditors the Company’s operational and accounting internal controls. In exercising its delegated responsibilities, the Audit Committee exercises processes to mitigate financial and fraud risks, oversight of the Company’s anti-fraud and compliance programs (including its code of ethics, anonymous complaint system, policy on securities trading, and disclosure controls processes), material litigation, governmental inquiries (if any), and other material legal or regulatory issues. Risk assessment is also an inherent process in designing the annual audit plan which the Audit Committee is charged with approving.
The Compensation Committee considers the risks, if any, associated with the Company’s compensation program and the related compensation policies and procedures, including those related to the performance goals and metrics used, considers appropriate methods of minimizing any such risks, and reports its findings to the Board. For a further discussion of the Compensation Committee’s role in risk management, see “Compensation Committee—Compensation Policies and Procedures as They Relate to the Company’s Risk Management.”

While the Audit Committee exercises oversight over financial reporting risks and the Compensation Committee exercises oversight over risks related to our compensation programs and procedures, oversight of other business risks remains at the full Board level. The Board, as a whole, has oversight responsibility for the Company’s overall strategic and operational risks, such as major initiatives, competitive markets, products and services, sales and marketing and information technology. Throughout the year, the Board reviews and discusses these risks with the CEO, Chief Financial Officer and other members of the management team and receives presentations on business strategies for the Company as a whole and at the business unit level. These presentations review competitive, operational, and other business risks facing the Company along with strategies and practices to address and mitigate these risks. The Board exercises oversight of credit and liquidity risks through its annual approval of the Company’s operating budget and monitors these risks with quarterly review of the Company’s financial results compared to the budget and prior year performance. The Company’s insurance program is also reviewed periodically with the Board. During 2012, the Company's annual director's education session was led by a representative of the National Association of Corporate Directors and focused on the board's role in risk oversight, and the Board also held discussions with an outside consultant who had been engaged to assess the Company's risk management processes.

NOMINATIONS FOR DIRECTORS
Policy for Consideration of Candidates for Director; Consideration of Diversity.    Set forth below under the heading “Qualifications and Skills Considered in Evaluating Candidates for Director” are the factors that the Board and Governance Committee consider in evaluating directors. The Board and the Governance Committee have not mandated a specific diversity policy or any specific minimum qualifications that a candidate for director must meet in order to be recommended for Board membership. Rather, each of the Board and the Governance Committee evaluates the total mix of experience and skills that the candidate offers, considers how a given candidate meets the Board’s current expectations with respect to the qualifications and skills being considered in evaluating candidates for director (as set forth below), and makes a determination regarding whether a candidate should be recommended to the shareholders for election as a director. As part of this evaluation, each of the Governance Committee and the Board considers, as one of the qualifications of directors, whether the nominee possesses such knowledge, skills, expertise and depth and diversity of experience so as to enhance the Board’s ability to manage and direct the affairs and business of the Company. As a buyer and seller of transportation and logistics services, the Board has sought to have a diversity of viewpoints and backgrounds by selecting directors that are knowledgeable about the industry sectors in which the Company operates and which are key to the Company’s success, including rail and motor transportation providers, steamship lines, automotive companies, and large shippers, and a diversity of skills and education, including management, financial, accounting and legal training.
Consideration of Candidates Recommended by Shareholders.    The Governance Committee will consider nominees for director suggested by shareholders who meet the requirements and procedures discussed below. The Company has not previously received any notice of any candidate for director recommended by a shareholder. If such a recommendation were received, the Governance Committee would apply the same evaluation criteria to a candidate suggested by shareholders that it would use for a candidate recommended by management, other directors, an executive search firm or other sources.
Qualifications and Skills Considered in Evaluating Candidates for Director.    In recommending and selecting a nominee for director, the Governance Committee and the Board consider the following criteria as set forth in the Company’s Corporate Governance Guidelines:

1.
whether the nominee would be “independent” (as independence is defined in Rule 5605(a)(2) of the NASDAQ Rules), would meet the heightened independence requirements for service on the Audit and Compensation Committees and would not have a relationship which, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director;

2.
whether the nominee has the personal attributes for successful service on the Board, such as demonstrated character and integrity, experience at a strategy/policy setting level, high-level managerial experience in a relatively complex organization or experience dealing with complex problems, a proven ability to work effectively with others, and sufficient time to devote to the affairs of the Company;

3.
whether the nominee would be considered “financially literate” as described in applicable NASDAQ Rules or to be an “audit committee financial expert” as described in SEC regulations (as incorporated into the Audit Committee charter);

4.	whether the nominee has been the chief executive officer or senior executive of a public company or a leader of a major complex organization, including industry groups or governmental organizations;

5.
in recognition of the Company’s strategy to leverage its diverse portfolio of transportation services, whether the nominee has senior level experience in providing or buying transportation services in one or more segments of the transportation industry, including those segments in which the Company engages or proposes to engage;

6.
whether the nominee, by virtue of particular experience, technical expertise or specialized skills or contacts relevant to the Company’s current or future business, will add specific value as a Board member;

7.	whether the nominee possesses such knowledge, experience, skills, expertise and diversity so as to enhance the Board’s ability to manage and direct the affairs and business of the Company;

8.	whether any nominee who is an existing director continues to be suitable for continued service; and

9.	whether there are any other factors related to the ability and willingness of a new nominee to serve, or an existing Board member to continue his/her service on the Board.
Procedures for Shareholders Recommending Director Candidates for Consideration by the Committee.    Any shareholder wishing to suggest a candidate for director for consideration by the Governance Committee should write to the Corporate Secretary, at the Company’s offices in Dublin, Ohio, and include:

1.	a statement that the writer is a shareholder and is proposing a candidate for consideration by the Governance Committee,

2.	the name, age and contact information for the candidate,

3.	a statement of the candidate’s business and educational experience,

4.	to the extent practicable, information regarding each of the factors listed above sufficient to enable the Governance Committee to evaluate the candidate,

5.	information about any relationship or understanding between the proposing shareholder and the candidate, and

6.
a statement that the candidate is willing to be considered and willing to (a) serve as a director if nominated and elected, (b) complete all necessary questionnaires and agreements, including those required by the Company’s bylaws, and (c) comply with all applicable corporate governance, conflicts of interest, confidentiality, and stock ownership and trading policies and guidelines of the Company.

The Corporate Secretary will forward properly submitted shareholder-proposed candidates to the Chairman of the Governance Committee for consideration at a future Governance Committee meeting. All nominees for director, whether recommended by a shareholder under the procedures described above, by the Governance Committee, or nominated directly by a shareholder for election as described below, are required to provide the written statements and agreements and agree to comply with Company policies.
Procedures for Shareholders Wishing to Nominate Director Candidates.    In addition to proposing nominees for consideration to the Governance Committee, under our bylaws, shareholders may also directly propose nominees for consideration at an annual meeting, or at a special meeting of shareholders at which directors are to be elected pursuant to the Company’s notice of such meeting. The Company’s current bylaws establish deadlines and procedures that a shareholder must follow to nominate a director at any such meeting. A person must be a shareholder of record entitled to vote in the election of directors generally at the meeting both on the date that such person gives notice of the nomination for director and at the time of the meeting. The shareholder must give written notice of the nomination, either by personal delivery or by United States mail, postage prepaid, and such notice must be received by the Company’s Corporate Secretary at its principal executive offices not less than 90 days nor more than 120 days prior to the anniversary of the date on which the prior year’s notice of annual meeting was provided. If the Company did not hold an annual meeting the previous year, or if the date of the annual meeting has been changed to be more than 30 calendar days earlier than or 60 calendar days after that anniversary, then, in order to be timely, a shareholder’s notice must be received at the Company’s principal executive offices not more than 90 calendar days before the actual meeting date and no later than the later of 60 days before the date of such annual meeting or the tenth day after the date on which public announcement of such annual meeting is first made. Provided that our Board has determined that directors are to be elected at a special meeting of shareholders pursuant to our notice of meeting, a shareholder may nominate a director for election at the special meeting only if such shareholder gives written notice of such director nomination, either by personal delivery or by United States mail, postage prepaid, and such notice must be received by the Company’s Corporate Secretary not later than the close of business on the tenth day after the date on which notice of such special meeting is first given to shareholders.
Our bylaws set forth specific requirements that such shareholders and written notices must satisfy. Any shareholder filing a written notice of nomination for director must describe various matters regarding the nominee and the shareholder and the underlying beneficial owner, if any, on whose behalf the nominee is being proposed, including, among other things, such information as name, address, occupation, shares, rights to acquire shares and other derivative securities or short interest held, and any agreements, understandings or arrangements or other material relationships between the shareholder and beneficial owner, if any, and the nominee.
Our bylaws also state specific eligibility requirements that shareholder nominees for director must satisfy, which require such nominees to:

•
complete and return a written questionnaire with respect to the background and qualification of the nominees and the background of any other person or entity on whose behalf the nomination is being made; and

•	provide a written representation and agreement that the nominee:

•
is not and will not become a party to (1) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such prospective nominee, if elected as a director, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to us or (2) any Voting Commitment that could limit or interfere with the nominee’s ability to comply, if elected as a director, with the nominee’s fiduciary duties under applicable law;

•
is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than us with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director that has not been disclosed to us; and

•
in the nominee’s individual capacity and on behalf of any person or entity on whose behalf the nomination is being made, would be in compliance if elected as a director and will comply with all of our applicable corporate governance, conflict of interest, confidentiality, and stock ownership and trading policies and guidelines.

Copies of those requirements will be forwarded to any shareholder upon written request. Our bylaws are also available on the “Investor” section of our website at www.pacer.com.
In addition to these requirements discussed above, a shareholder proposing persons for election as a director at an annual meeting or special meeting of shareholders must also comply with all applicable requirements of the Exchange Act and SEC regulations with respect to nominations for director.
For more information about deadlines for submission of shareholder nominations for next year’s shareholder meeting, see the section below entitled “Notice of Shareholder Proposals.”
Selection of Nominees Named in this Proxy Statement.    Each of the nominees for election as director are incumbent directors standing for re-election. Generally, nominees for director are identified and suggested by the members of the Board from their networks of business, industry, professional and other contacts that are relevant to the general characteristics for director and the specific needs of the Board identified by Governance Committee and the Board. For example, our newest director, Robert D. Lake, who was first elected as a director at our 2011 annual meeting, was proposed by Mr. Avramovich, who personally knew Mr. Lake through his service to Exel plc and thus was aware of Mr. Lake’s senior executive experience in the transportation and logistics industry. Our second newest director, Dennis A. Chantland, was proposed by Mr. Coates, who personally knew Mr. Chantland through consulting relationships and was familiar with Mr. Chantland’s experience with supply chain management, transportation procurement, and accounting, finance and administrative issues from the shipper’s perspective. Our third newest director, Robert Grassi, was proposed by Mr. Giftos, who personally knew Mr. Grassi through his service at Sea-Land Services and CSX World Terminals and was familiar with Mr. Grassi’s qualification as an “audit committee financial expert” and his significant insight into and experience from the perspectives of a rail supplier to and ocean shipping customer of our intermodal services and an ocean carrier supplier to our international logistics operations. The Board and the Governance Committee have not retained any executive search firms or other third parties to identify or evaluate director candidates in the past. The Governance Committee approved the selection of each nominee for director named in this proxy statement.

COMPENSATION COMMITTEE
Responsibilities, Members and Meetings.    The Compensation Committee reviews and approves compensation policies and forms of compensation provided to our directors and executive officers, considers management’s recommendations for the cash incentive plans and approves cash incentive payments for our officers and other employees, and administers our equity incentive plans and approves the recipients and terms of equity awards under these plans.
The members of the Compensation Committee are Messrs. Coates (Chairman), Chantland, and Giftos. The Compensation Committee met eight times during 2012 and acted by unanimous written consent once.
Compensation Committee Charter.    We have adopted a charter of the Compensation Committee. The charter of the Compensation Committee is available under the Corporate Governance webpage of the Investors section of our website at www.pacer.com.
Scope and Authority of the Committee.    The Compensation Committee is responsible for:

a.	establishing, reviewing and approving the overall executive compensation philosophy and policies of the Company;

b.
determining the compensation of the Company’s CEO and other executive officers including base salary, bonus target levels, stock option grants, restricted stock awards, other equity compensation, and other compensation;

c.	making recommendations to the Board with respect to the adoption of any new cash or equity incentive compensation plans or new forms of compensation payable to the executive officers;

d.	reviewing and approving any annual or long-term cash bonus or incentive compensation plans in which the executive officers of the Company participate;

e.
administering cash or equity incentive compensation, including approving, ratifying or amending grants or awards made under any such plans, and reviewing and monitoring awards under such plans, all in accordance with the Committee’s authority and other terms set forth in such plans;

f.
reviewing and approving for the CEO and the other executive officers of the Company any employment agreements, severance arrangements, and change in control agreements or provisions, if the terms of such agreements, arrangements or provisions are in excess of the authority delegated to members of management under the Company’s Commitment Authorities Guidelines (or any successor delegation of authority) as more fully described below;

g.	recommending to the Board the amount and form of compensation of non-management directors;

h.
reviewing and assessing the risks arising from the Company’s policies and practices of compensating its employees (including non-executive officers) as they relate to risk management and potential risk-taking incentives and determining whether such risks are reasonably likely to have a material adverse effect on the Company;

i.
reviewing and making recommendations to the Board about the Board’s recommendations to the shareholders regarding the shareholder advisory votes on “say on pay” and the frequency of such “say on pay” votes;

j.	reviewing and approving the disclosures in the proxy statement regarding the activities of the Committee and its engagement of compensation consultants, independent counsel or other advisors;

k.	overseeing the Company’s compliance with the requirement under the NASDAQ Rules that, with limited exceptions, shareholders approve equity compensation plans; and

l.	performing other duties delegated to the Compensation Committee by the Board under various executive compensation plans.
Under our Commitment Authorities Guidelines, our Board has delegated to the Chief Executive Officer the authority to create a new position or fill a vacant position within specified parameters, except that compensation of any executive officer must be approved by the Compensation Committee.
The Compensation Committee has not delegated any authority to make option grants or equity awards to management or any other persons. Such authority may be delegated by the Committee only as permitted under the terms of the applicable equity compensation plan and applicable law.
Role of the Executive Officers.    As discussed in more detail in the CD&A, our CEO generally makes initial recommendations to the Compensation Committee regarding base salary, incentive compensation, and other forms of compensation for other members of senior management consistent with the policies of the Company and the Compensation Committee. Other executive officers have provided input, at the Compensation Committee’s request, to the compensation consultant and to the Compensation Committee on the financial objectives to be used for determining short-term cash and long-term equity awards and the form of long-term equity grants and have recommended key personnel (but not executive officers) to receive an annual long-term equity incentive award. Otherwise the other executive officers have not played a role in determining or recommending the amount or form of executive compensation. The executive officers have played no role with respect to director compensation.
Role of Compensation Consultants.    Under its charter, the Compensation Committee may conduct or authorize investigations into or studies of matters within the Committee’s scope of responsibilities, and may retain, at the Company’s expense after notice to the Company, such compensation consultants, independent counsel or other advisors as it deems reasonably necessary to discharge its duties.
During 2012, the Compensation Committee engaged Towers Watson in connection with the following:

•
Revising our long-term incentive award program to emphasize stock price appreciation and “pay for performance” incentives that resulted in changes to the 2012 long-term equity incentive program to eliminate time-vested restricted stock in favor of stock options and to reallocate the target award value to a 50% /50% split among stock options and performance units;

•	Developing the 2012 Omnibus Incentive Plan (the “2012 Plan”); and

•	Consulting regarding disclosures in our 2012 proxy statement about executive compensation.
During 2012, Towers Watson prepared presentations for the topics stated above, participated in a number of the Committee’s meetings and conference calls, and provided advice to the Committee and management about disclosures in its 2012 proxy statement. The nature and scope of these engagements generally included analysis of proxy advisory firms' guidance for obtaining a favorable vote on equity plans, assistance in preparing the 2012 Plan to comply with guidance from the proxy advisory firms, gathering competitive market practice information and data, comparing our programs and practices to the market, and providing the Committee with alternatives and proposals for discussion. The Compensation Committee has assessed the independence of Towers Watson pursuant to SEC rules and concluded that no conflict of interest exists that would prevent the compensation consultants from serving as independent consultants to the Compensation Committee.
For additional information about the Company’s executive compensation policies and the role of the compensation consultants, see the Compensation Discussion and Analysis below.
Compensation Policies and Practices as They Relate to the Company’s Risk Management.   In carrying out its responsibilities for establishing, reviewing and approving the Company's compensation philosophy and policies and the terms and amount of compensation provided to the Company's executive officers, including cash and equity incentive awards, the Compensation Committee has reviewed and discussed with management the Company's compensation policies and practices of compensating its employees as these practices and policies relate to risk management and potential risk-taking incentives. The Compensation Committee determined that the Company's compensation policies and practices for its employees were not reasonably likely to have a material adverse effect on the Company. The full Board considered and concurred with the Compensation Committee's conclusion. In making their determinations, the Board and the Committee considered that:

•
An October 2011 assessment by Towers Watson concluded that overall the Company's compensation program and incentive plans did not present a material risk to the Company, and the changes to the Company's compensation in 2012 did not change the risk-taking incentives of participants.

•
The focus on operating income and margins requires participants to balance revenue growth and expense control, and centralized pricing practices that separate the sales team from the pricing department prevent employees from inappropriately adjusting prices to customers to meet volume or revenue targets.

•	Using both performance units and stock options for equity awards balances risk incentives.

•	The performance measures considered under our annual and long-term incentive plans include company-wide metrics that are applied consistently among plan participants.

•
The Compensation Committee has discretion in determining whether operating income and other financial targets were achieved under the cash incentive plan and performance unit awards in order to take into account one-time or nonrecurring events so that management can focus on the long-term strategies rather short-term actions.

•	Vesting requirements over a minimum of three years for our equity awards ensures that our executives' interests align with those of our shareholders over the long term.

•	Incentive awards to our executive officers are subject to clawback provisions upon restatement of financial statements due to errors, omissions or fraud.

•	All executive officers are subject to stock ownership guidelines, further aligning their interests with shareholders.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
Messrs. Chantland, Coates, and Giftos served on the Compensation Committee during 2012. No member of the Compensation Committee has served as an officer or employee of Pacer or any of its subsidiaries during 2012 or was formerly an officer of Pacer or any of its subsidiaries. In addition, during 2012, none of our executive officers served as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as members of our Board or Compensation Committee.

COMPENSATION COMMITTEE REPORT
The Compensation Committee is responsible for establishing, reviewing and approving the Company’s compensation philosophy and policies, reviewing and making recommendations to the Board regarding forms of compensation provided to the Company’s directors and officers, reviewing and determining cash and equity awards for the Company’s officers and other employees, and administering the Company’s equity incentive plans.
In this context, the Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis included in this proxy statement. In reliance on the reviews and discussions referred to above, the Compensation Committee recommended to the Board, and the Board has approved, that the Compensation Discussion and Analysis be included in the Company’s 2012 annual report (incorporated by reference) and in this proxy statement for filing with the SEC

THE COMPENSATION COMMITTEE

J. Douglass Coates (Chairman) Dennis A. Chantland P. Michael Giftos

AUDIT COMMITTEE
Responsibilities, Members and Meetings.    The Audit Committee provides assistance to the Board in fulfilling its legal and fiduciary obligations in matters involving our accounting, auditing, financial reporting, internal control and legal compliance functions. The Audit Committee oversees the accounting and financial reporting processes of the Company and the audit of the Company’s consolidated financial statements. The Audit Committee also selects and engages our independent registered public accounting firm and approves their fees, and takes such actions as it deems necessary to satisfy itself that the registered public accounting firm is independent of management. Its duties include reviewing the adequacy of the Company’s internal controls and financial controls, reviewing the scope and results of the audit plans of the Company’s independent registered public accounting firm and the Company’s internal auditor, and assessing the Company’s financial reporting activities and accounting standards and principles. The Audit Committee must also pre-approve all audit and non-audit services performed by our independent registered public accounting firm.
The members of the Audit Committee are Messrs. Grassi (Chairman), Chantland, Coates and Lake. The Audit Committee met six times during 2012.
None of the members of the Audit Committee has participated in the preparation of the Company’s consolidated financial statements at any time. The Audit Committee regularly meets privately with the independent registered public accounting firm and the Company’s internal auditor, has the sole authority to retain and dismiss the independent registered public accounting firm, and periodically reviews its performance and independence from management. The independent registered public accounting firm has unrestricted access and reports directly to the Audit Committee.
Audit Committee Charter.    We have adopted a charter of the Audit Committee. The charter of the Audit Committee is available under the Corporate Governance webpage of the Investors section of our website at www.pacer.com. Under its charter, the Audit Committee may conduct or authorize investigations into matters within the Committee’s scope of responsibilities, may retain, at the Company’s expense, independent counsel or other advisors and experts as it deems reasonably necessary to discharge its duties and may perform such additional activities and consider such other matters within the scope of its responsibilities, as the Audit Committee or the Board deems necessary or appropriate.
Audit Committee Financial Expert.    The Board has determined that Mr. Grassi qualifies as an “audit committee financial expert” as defined by the SEC and is “independent” as independent is defined in Rule 5605(a)(2) of the

NASDAQ Rules and also independent for purposes of Section 10A(m)(3) of the Exchange Act and SEC Rule 10A-3(b)(1) thereunder. The Board has also determined that all members of the Audit Committee are able to read and understand fundamental financial statements and are financially sophisticated.
Change in Auditors. In 2011, the Audit Committee conducted a comprehensive process to determine the Company's independent registered public accounting firm for the Company's 2011 fiscal year. The Audit Committee invited three national accounting firms to participate in this process, including PricewaterhouseCoopers LLP (“PwC”), the Company's independent registered public accounting firm since February 1999. As a result of this process and following careful deliberation, the Audit Committee approved the engagement of KPMG LLP (“KPMG”), effective as of May 5, 2011, as the Company's independent registered public accounting firm for the remainder of the Company's fiscal year ending December 31, 2011. On May 4, 2011, the Audit Committee informed PwC that it had been dismissed as the Company's independent registered public accounting firm.

PwC's reports on the Company's consolidated financial statements for the 2009 and 2010 fiscal years did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope, or accounting principles. PwC's reports on the effectiveness of internal control over financial reporting as of December 31, 2009 and 2010 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles.
During the 2009 and 2010 fiscal years and in the subsequent interim period through May 4, 2011, there were (i) no disagreements between the Company and PwC on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which if not resolved to PwC's satisfaction, would have caused PwC to make reference to the subject matter of the disagreement in connection with its reports for such years and interim period, and (ii) no “reportable events” within the meaning of Item 304(a)(1)(v) of Regulation S-K, except that in 2009 the Audit Committee discussed with PwC the existence of material weaknesses in Company's internal control over financial reporting relating to (i) the preparation and review of certain balance sheet reconciliations and (ii) accounting for the income tax effect of non-recurring book adjustments existing during 2009. These material weaknesses, which the Audit Committee discussed with PwC, are more fully described in the Company's Annual Report on Form 10-K for the year ended December 31, 2008 and the Quarterly Reports on Form 10-Q for the three month periods ended March 31, 2009, June 30, 2009 and September 30, 2009. The Company authorized PwC to respond fully to the inquiries of KPMG concerning the material weaknesses. As the Company disclosed in its 2009 Annual Report on Form 10-K, the material weaknesses were fully remediated as of December 31, 2009. The PwC audit reports included in the Company's 2009 and 2010 Annual Reports on Form 10-K contained unqualified opinions relating to the effectiveness of the company's internal control over financial reporting as of December 31, 2009 and December 31, 2010, respectively.
During the 2009 and 2010 fiscal years and in the subsequent interim period through May 4, 2011, neither the Company nor anyone on its behalf has consulted with KPMG regarding (i) the application of accounting principles to a specific transaction, either completed or proposed, (ii) the type of audit opinion that might be rendered on the Company's financial statements, (iii) any matter that was the subject of a “disagreement” within the meaning of Item 304(a)(1)(iv) of Regulation S-K, or (iv) any “reportable event” within the meaning of Item 304(a)(1)(v) of Regulation S-K.

AUDIT COMMITTEE REPORT
The Audit Committee oversees the Company’s accounting and financial reporting process on behalf of our Board. Management has the primary responsibility for establishing and maintaining an adequate system of internal control over financial reporting, for preparing the consolidated financial statements and for the public reporting process. KPMG LLP, or “KPMG,” the Company’s independent registered public accounting firm, is responsible for expressing opinions on the Company’s consolidated financial statements, on the financial statement schedule, and on the effectiveness of the Company’s internal control over financial reporting.
In this context, the Audit Committee has met and held discussions with management and KPMG regarding the audited consolidated financial statements of the Company for the year ended December 31, 2012, and KPMG’s audit of the effectiveness of the Company’s internal control over financial reporting. Management has also represented to the Audit

Committee that the Company’s consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States. The Audit Committee has discussed with KPMG that firm’s judgment as to the quality, not just the acceptability, of the Company’s accounting principles and such other matters as are required to be discussed with the Audit Committee (including Statement on Auditing Standards No. 61 (Communication With Audit Committees), as amended (AICPA, Professional Standards, Vol. 1, AU 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T.
In addition, the Audit Committee has received the written disclosures and letter from KPMG required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent auditor’s communications with the audit committee concerning independence and has discussed with KPMG the independence of KPMG from the Company and its management. The Audit Committee also concluded that KPMG’s provision of audit and non-audit services to the Company is compatible with that firm’s independence.
The Audit Committee, with and without management present, discussed with KPMG and the Company’s internal auditors the overall scope and plans for their respective audits, the results of their examinations, their evaluations of the Company’s internal controls over financial reporting and the overall quality of the Company’s financial reporting.
Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board, and the Board has approved, the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2012 for filing with the SEC.

THE AUDIT COMMITTEE

Robert J. Grassi (Chairman) Dennis A. Chantland J. Douglass Coates Robert D. Lake

FEES BILLED BY INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
KPMG served as our independent registered public accounting firm for 2012 and 2011. In addition to being engaged to audit Pacer’s consolidated financial statements and internal control over financial reporting and to review the consolidated financial statements included in Pacer’s quarterly reports on Form 10-Q, KPMG also was engaged by Pacer during 2012 to perform certain audit-related services.
PwC served as our independent registered public accounting firm for the first quarter of 2011. In addition to being engaged to review the consolidated financial statements included in Pacer’s quarterly report on Form 10-Q, PwC also was engaged by Pacer during 2011 to perform certain tax-related services.
The following table presents fees for professional audit services rendered by PwC and KPMG for the audit of our annual consolidated financial statements and fees for other services rendered by PwC and KPMG. The fees from professional audit services rendered by the applicable independent auditor for each of 2011 and 2012 reflect the amount billed, or to be billed, by the auditor for such services with respect to such fiscal year.

	2011	2012
Audit Fees (1)	$760,272	$659,074
Audit-Related Fees (2)	$—	$54,700
Tax Fees (3)	$36,275	$—
All Other Fees	$—	$—

(1)
The 2011 aggregate amount includes $631,536 billed by KPMG and $128,736 billed by PwC. During 2011, PwC’s fees included work in connection with the first quarter review of the Company’s consolidated financial statements, the change in independent auditors, and the reissuance of PwC’s 2010 audit opinion in our 2011 annual report. During 2011 and 2012, KPMG’s fees included work in connection with the year-end audit, quarterly reviews of the Company’s consolidated financial statements, services in connection with the internal control attestation required under Section 404 of the Sarbanes-Oxley Act of 2002 and the statutory audit of foreign subsidiaries in Mexico.

(2)	During 2012, KPMG's included work in connection with the Company's filing of a registration statement on Form S-8 to register shares issuable under the 2012 Plan and other audit-related services.

(3)
The 2011 aggregate amount includes $4,000 billed by KPMG and $32,275 billed by PwC. During 2011, tax services rendered by PwC included consultation, advice and other work in connection with cross-border transfer pricing matters and tax strategies and preparation of the Company’s consolidated federal tax returns and other state tax returns. During 2011, tax services rendered by KPMG related to cross-border transfer pricing matters.

Pacer did not engage its independent auditor to perform any professional services related to financial information systems design and implementation in 2011 or 2012.
Services by the independent auditors referenced in the table above were subject to Audit Committee approval pursuant to its policy on pre-approval of audit and non-audit services discussed below under the heading “Pre-approval of Audit and Non-Audit Services.”

PRE-APPROVAL OF AUDIT AND NON-AUDIT SERVICES
The Audit Committee pre-approves all audit and non-audit services provided by the independent registered public accounting firm in order to assure that the provision of such services does not impair the accountants’ independence. The Committee’s current practice combines specific approval of certain engagements of its independent auditor and general pre-approval of certain types of audit, audit-related, tax-related and other services under a pre-approval policy adopted each fiscal year. Under the pre-approval policy, the Audit Committee pre-approves the performance of audit-related and tax services and fees for such services in each case of up to $50,000 without further Audit Committee approval. Under the pre-approval policy, the Audit Committee also pre-approves all audit services. The fees for audit services are approved in connection with the approval of that year’s audit plan or in connection with specific engagements. Specific Audit Committee approval is required for all other fees for services to be provided by the independent auditor. The auditors are required to provide an estimate of total fees and the methodology for determining fees under each category of audit, audit-related, tax and other services pre-approved under the pre-approval policy. Any proposed fees or services in excess of the maximum fees previously approved by the Audit Committee require further pre-approval by the Audit Committee.

PROPOSAL 2: APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The firm of KPMG LLP served as our independent registered public accounting firm for the 2012 fiscal year. The Audit Committee has selected KPMG to serve as the Company’s independent registered public accounting firm for the 2013 fiscal year. We are submitting our appointment of the independent registered public accounting firm for shareholder ratification at this annual meeting, subject to the Audit Committee’s discretion to change the appointment at any time during the year.
Our charter and bylaws do not require that our shareholders ratify the appointment of KPMG as our independent registered public accounting firm. We are doing so because we believe it is a matter of good corporate practice. If our shareholders do not ratify the appointment, the Audit Committee will reconsider whether to retain KPMG and may still retain them. Even if the appointment is ratified, the Audit Committee, in its discretion, may change the appointment at any time during the year if it determines that a change in accounting firm would be in the best interests of the Company and its shareholders.
Representatives of KPMG, who will be present at the annual meeting of shareholders, will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.
OUR BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR”
THE RATIFICATION OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth information with respect to the beneficial ownership of shares of our common stock as of February 22, 2013, for:

•	each person or entity known by us to beneficially own more than 5% of our common stock;

•	each executive officer named in the Summary Compensation Table set forth in this proxy statement, or the “NEOs;”

•	each of our directors; and

•	all current executive officers and directors as a group.
The amounts and percentages of common stock beneficially owned are reported on the basis of regulations of the SEC governing the determination of beneficial ownership of securities. Under the rules of the SEC, a person is deemed to be a “beneficial owner” of a security if that person has or shares “voting power,” which includes the power to vote or to direct the voting of such security, or “investment power,” which includes the power to dispose of or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which that person has a right to acquire beneficial ownership within 60 days. Under these rules, more than one person may be deemed a beneficial owner of the same securities, and a person may be deemed a beneficial owner of securities as to which he or she has no economic interest. The number of shares of common stock outstanding used in calculating the percentage for each listed person includes the shares of common stock underlying options held by such person that are exercisable within 60 days of February 22, 2013, but excludes shares of common stock underlying options held by any other person.
Except in cases where community property laws apply or as indicated by footnote, the persons named in the table below have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them.

The percentage of beneficial ownership is based on 35,085,957 shares of common stock outstanding as of February 22, 2013.

	Common Stock Outstanding (1)	Common Stock Underlying Options Exercisable Within 60 Days	Total Number of Shares Beneficially Owned	Percent
BlackRock, Inc. (2)	2,784,048	—	2,784,048	7.9
FMR LLC (3)	3,158,855	—	3,158,855	9.0
Rutabaga Capital Management (4)	2,318,135	—	2,318,135	6.6
The Vanguard Group (5)	1,865,095	—	1,865,095	5.3
Daniel W. Avramovich	298,761	—	298,761	0.9
Dennis A. Chantland	49,489	9,000	58,489	*
J. Douglass Coates	27,489	12,000	39,489	*
P. Michael Giftos	20,464	9,000	29,464	*
Robert J. Grassi	51,489	9,000	60,489	*
John J. Hafferty	43,214	—	43,214	*
Michael F. Killea	44,150	10,000	54,150	*
Robert D. Lake	37,097	—	37,097	*
Robert W. Noonan	—	—	—	*
Robert F. Starzel	20,989	12,000	32,989	*
Paul C. Svindland	15,000	—	15,000	*
All directors and executive officers as a group (16 persons)	682,639	61,000	743,639	2.1

*	Less than 0.5%

(1)
Amounts shown in this column include with respect to our directors and executive officers, including the NEOs, (i) all shares of restricted stock granted to such directors and officers, (ii) shares issuable with respect to restricted stock units granted to such officers that vest within 60 days of February 22, 2013 if such officer remains employed by the Company on the vesting date, and (iii) shares earned with respect to the 2011 performance period under performance units awarded in June 2010 to such officers that vest within 60 days of February 22, 2013 if such officer remains employed by the Company on the vesting date. All such shares of restricted stock, restricted stock units and performance units were granted under our 2006 Long-Term Incentive Plan (the “2006 Plan”) or our 2012 Plan. The shares of restricted stock and the shares issuable with respect to the restricted stock units and performance units are subject to forfeiture in accordance with the executive officer’s award agreement, including termination of employment before the applicable vesting date, which is March 5, 2013 with respect to the restricted stock units and performance units reflected in the table and June 1, 2013 with respect to the restricted stock reflected in the table. The amounts do not include any shares issuable in connection with the performance units awarded in March 2011 and March 2012 or the options awarded in March 2012 to our executive officers, including the NEOs, as the applicable vesting dates have not yet occurred and do not occur within 60 days of February 22, 2013.

(2)
Based on information contained in Amendment No. 3 to a Schedule 13G filed on February 8, 2013, BlackRock, Inc. has sole voting and dispositive power over 2,784,048 shares and shared voting and dispositive power over 0 shares. The business address for BlackRock, Inc. is 40 East 52nd Street, New York, NY 10022.

(3)	Based on information contained in Amendment No. 3 to a Schedule 13G filed by FMR LLC and Edward C. Johnson 3d on January 10, 2013, Edward C. Johnson 3d, Chairman of FMR LLC, and FMR LLC, through its control of Fidelity Management & Research Company (“Fidelity”) have sole voting power over 78,700 shares, shared voting power over 0 shares, sole dispositive power over 3,158,855 shares and shared dispositive power over 0 shares. Fidelity, a wholly owned subsidiary of FMR LLC and an investment advisor registered under Section 203 of the Investment Advisors Act of 1940, is the beneficial owner of 3,080,155 shares as a result of acting as investment advisor to various investment companies registered under Section 8 of the Investment Company Act of 1940. The filing states that the ownership of one investment company, Fidelity Low-Priced Stock Fund (“Fidelity Low-Priced”), amounted to 2,000,001 shares . The filing further states that (i) members of the family of Edward C. Johnson 3d, are the predominant owners, directly or through trusts, of Series B voting common shares of FMR LLC, representing 49% of the voting power of FMR LLC; (ii) the Johnson family group and all other Series B shareholders have entered into a shareholders’ voting agreement under which all Series B voting common shares will be voted in accordance with the majority vote of Series B voting common shares and that, accordingly, through their ownership of voting common shares and the execution of the shareholders’ voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR LLC; and (iii) neither FMR LLC nor Edward C. Johnson 3d has the sole power to vote or direct the voting of the shares owned directly by the Fidelity Funds, which power resides with the Funds’ Boards of Trustees and that Fidelity carries out the voting of the shares under written guidelines established by the Funds’ Boards of Trustees. The filing also states that (i) Pyramis Global Advisors Trust Company (“PGATC”), an indirect wholly-owned subsidiary of FMR LLC and a bank as defined in Section 3(a)(6) of the Securities Exchange Act of 1934, is the beneficial owner of 78,700 shares of common stock as a result of its serving as investment manager of institutional accounts owning such shares and (ii) Edward C. Johnson 3d and FMR LLC, through its control of PGATC each has sole dispositive power over 78,700 shares and sole power to vote or to direct the voting of 78,700 shares owned by the institutional accounts managed by PGATC. The business address for FMR LLC, Fidelity, Fidelity Low-Priced and Mr. Johnson is 82 Devonshire Street, Boston, Massachusetts 02109. The business address for PGATC is 900 Salem Street, Smithfield, Rhode Island, 02917.

(4)
Based on information contained in Amendment No. 1 to Schedule 13G filed on February 15, 2013, Rutabaga Capital Management has sole voting power over 2,016,435 shares, sole dispositive power over 2,318,135 shares, shared voting over 301,700 shares and shared dispositive power over 0 shares. The business address for Rutabaga Capital Management is 64 Broad Street, 3rd Floor, Boston, MA 02109.

(5)
Based on information contained in a Schedule 13G filed on February 13, 2013, The Vanguard Group, Inc. has sole voting over 42,711 shares, sole dispositive power over 1,822,384 shares, shared voting over 0 shares and shared dispositive power over 42,711 shares. Vanguard Fiduciary Trust Company, a wholly owned subsidiary of The Vanguard Group, Inc., is the beneficial owner of 42,711 shares as a result of serving as investment manager of collective trust accounts. The business address for The Vanguard Group is 100 Vanguard Blvd., Malvern, PA 19355.

EXECUTIVE COMPENSATION COMPENSATION DISCUSSION AND ANALYSIS
Executive Summary.    This Compensation Discussion and Analysis, or “CD&A,” reports on the Company’s compensation principles for the following officers whose actual compensation earned during 2012 is set forth in the Summary Compensation Table following this CD&A:

1.	Daniel W. Avramovich - Chief Executive Officer, President and Chairman of the Board, who has served in that role since December 2009

2.	John J. Hafferty - Executive Vice President, Chief Financial Officer, who has served in that role since March 2010

3.	Paul C. Svindland - Executive Vice President, Chief Operating Officer, who joined the Company in November 2012

4.	Michael F. Killea - Executive Vice President, Chief Legal Officer and General Counsel, who has served in that role since August 2001

5.	Robert W. Noonan - Executive Vice President, International Logistics, who joined the Company in March 2012

Background of the Company. Pacer is a leading asset-light North American third-party logistics provider offering a broad array of services to facilitate the movement of freight from origin to destination. We operate in two segments, the intermodal segment and the logistics segment. Our intermodal segment provides intermodal rail transportation, local cartage and intermodal marketing services. Our logistics segment provides highway brokerage, warehousing and distribution, international freight forwarding, ocean and air shipping, and supply chain management services.

2012 Results. During 2012, the Company did not achieve the threshold level of operating income or operating margin required for the named officers to earn annual cash incentive bonuses or to earn the 2012 portion of long-term performance unit awards. The amount of the targeted annual cash incentive and the grant date fair value of performance units not earned by our CEO in 2012 were $550,000 and $131,999, respectively. Our 2012 intermodal and logistics segments financial results reflected many of the challenges that we continue to face in the current industry environment. Our intermodal segment performance during the year reflected continued cost pressure from the railroads coupled with a market that was unsupportive of price increases for most of the year. Our logistics segment results reflected soft global economic conditions, depressed levels of trans-Pacific trade and competitive pressures, as well as customer attrition and management turnover in our European operations that occurred during 2012.

2012 Initiatives to Improve Performance. During 2012, we undertook a number of strategic initiatives which we believe will positively impact our underlying cost structure and improve our margins in both the intermodal and logistics segments. In the fourth quarter we (1) entered into a multi-year agreement with Union Pacific Railroad Company that continues our handling of shipments in the US-Mexico automotive parts business and allows us to develop and grow our retail direct US-Mexico business; (2) appointed a new Chief Operating Officer who brings deep industry knowledge and extensive experience to our executive management team and will oversee the operations of both our intermodal and logistics segments; and (3) realigned our intermodal operations to enhance our customer service and streamline our operations. To improve logistics segment results, we appointed a new management team for our international logistics business that brings a wealth of knowledge and experience, and we plan to continue to build the operational and sales leadership of this business. In the fourth quarter of 2012, we obtained new business licenses that will allow us to sell our services direct to customers in China and expand our international logistics network. We also completed our evaluation of operating systems to support the international freight forwarding business and have selected a solution we are currently implementing. We expect these investments in personnel and systems will build a stronger foundation for selling our integrated portfolio of services to customers in the future.
Focus on Pay for Performance. Our compensation principles and underlying programs are designed to pay for performance as well as attract, motivate and retain key executives who are crucial to our long-term success. The following chart shows the compensation realized by our CEO calculated as shown in the table on page 29 compared to our earnings per share over the past three years.

CEO COMPENSATION CORRELATES WITH EARNINGS PER SHARE
Below are some highlights of our compensation practices and results:
General

•
We emphasize pay for performance. Short and long-term incentive compensation is targeted to be over 70% of the CEO’s total compensation and about 55% of the other executive officers’ total compensation.

•
In 2012, the Compensation Committee further emphasized pay for performance by eliminating grants of time-based vesting restricted stock units (which had been weighted at 25% of aggregate award value in prior years) and adding stock options (weighted at 50% of the aggregate 2012 equity award value), which have no value unless our stock price increases, thus further aligning executives’ interests with those of our shareholders.

•
For 2012 as well as in 2009 and 2010, no annual cash incentives were earned under our annual cash incentive plans. As a result, neither our CEO nor other NEOs received an annual cash incentive or discretionary recognition payment for 2012.

•
Performance units granted in 2010, 2011 and 2012 that were contingent on 2012 performance were not earned because we did not meet the requisite operating income and operating margin thresholds. As a result, our CEO and other NEOs will not receive a portion of the grant date fair value of long-term equity incentive awards reflected in the summary compensation table.

•
Shareholders expressed substantial support for the compensation of our NEOs in 2012, with approximately 99% of the votes cast for approval of the “say on pay” advisory vote to approve named executive officer compensation.

Annual Incentives

•
The performance-based annual cash bonus plan adopted for 2012, or the “2012 Cash Incentive Plan,” required achievement of a consolidated operating income objective under the Board-approved 2012 budget that was particularly challenging as a result of changes in our agreements with rail carriers. We did not to achieve the operating income objective and, as a result, no cash incentive payments under the 2012 Cash Incentive Plan were made to the CEO or other executive officers in 2012.

Long-Term Equity Incentives

•
50% of the value of the 2012 equity awards granted to our NEOs and other senior employees depend on the Company’s achievement of operating income and operating margin objectives for calendar years 2012, 2013 and 2014.

•
With the replacement of time-vesting restricted stock units by stock options, 100% of the long-term incentives granted to our executives in 2012 constitute incentive compensation dependent on increases in our stock price or achievement of financial objectives.

•
The Compensation Committee, in consultation with its compensation consultant and with management, has selected operating income as one of the performance measures for the performance unit awards because it best reflects management’s performance and is a key driver for stock price appreciation. The addition of an operating margin performance measure in 2011 and continued in 2012 was intended to motivate the management team to focus on increasing our operating margins to match those achieved by peer companies.

•
Performance units granted in 2010, 2011 and 2012 that were contingent on 2012 performance were not earned because we did not achieve the threshold level of operating income and operating margin performance.

Other Prudent Compensation Practices

•	Performance units vest early only upon the “double-trigger” of a change in control and a termination of employment.

•	“Double-triggers” following a change of control are also required for the NEOs to receive enhanced benefits under our supplemental severance program and accelerated vesting of equity awards.

•	All equity awards under the 2006 and 2012 Plans (including the 2010, 2011 and 2012 grants) are subject to clawback for financial statement restatements due to errors, omissions or fraud.

•	Our employment agreements with the NEOs require the officer to refrain from soliciting our customers, employees and subcontractors and from competing with us after employment.

•	We are not obligated to reimburse excise taxes paid by NEOs on severance pay.

•	None of our employees, including the NEOs, participate in a defined benefit pension plan.

•	Our equity incentive plans and listing standards prohibit us from repricing options without shareholder approval.

•	We do not provide income tax gross-ups for personal benefits other than relocation and similar benefits generally offered to employees.

•
Our share retention guidelines require executives, including the NEOs, to retain 50% of the shares (net after payment of the exercise price (if any), taxes and other withholdings) received from the Company upon satisfaction of applicable vesting conditions until, in the case of the CEO, he owns shares valued at three times his base salary and, in the case of other officers, they own shares valued at one times their respective base salaries.

•
Our CEO has purchased 130,000 shares of our common stock in the open market over the last two years using personal funds. As of March 5, 2013, counting earned but unvested performance units and time-vested restricted stock and restricted stock units as permitted under our share retention guidelines and calculated as provided in our share retention guidelines, our CEO has satisfied our guidelines by owning shares worth at least three times his base salary.

These foregoing highlights are explained in greater detail in the following pages of this CD&A.
Effect of Shareholder Advisory Vote to Approve Named Executive Officer Compensation.    At our 2012 annual meeting of shareholders, shareholders expressed substantial support for the compensation of our NEOs, with approximately 99% of the votes cast for approval of the “say on pay” advisory vote on named executive officer compensation. The Compensation Committee evaluated the results of the 2012 advisory vote at its April 2012 meeting. The Compensation Committee also considered many other factors in evaluating our executive compensation programs as discussed in this CD&A, including the Committee’s assessment of the interaction of our compensation programs with our corporate business objectives, evaluations of our programs by independent compensation consultants, and review of data of a comparator group of peers, each of which is evaluated in the context of the Committee’s fiduciary duty to act as the directors determine to be in shareholders’ best interests. While each of these factors bore on the Compensation Committee’s decisions regarding our NEOs’ compensation, the Committee did not make any changes to our executive compensation program and policies as a result of the 2012 “say on pay” advisory vote. The Compensation Committee will continue to monitor the results of the annual advisory “say-on-pay” proposal and consider shareholder views about our core compensation principles and objectives when determining executive compensation.
Executive Compensation Philosophy.    Our Compensation Committee has developed an executive compensation philosophy to guide the administration and maintenance of executive pay programs. The philosophy covers the Company’s 15 to 20 most senior executives. The primary objectives of the executive compensation philosophy are to:

•	Provide total compensation opportunities that approximate current market levels for companies of similar size and industry, with actual realized compensation strongly aligned with actual performance;

•	Strengthen the Company’s ability to attract, motivate and retain key executives to profitably grow our business portfolio; and

•	Promote the alignment of shareholder and management interests through:

•	Pay-for-performance variable pay programs, and

•	The accumulation of ownership interests by senior executives.
The components of our compensation program include base salary, short-term incentives through our annual cash incentive plan, long-term incentives through restricted stock units (in 2010 and 2011 but discontinued in 2012), performance units (in 2010, 2011, 2012 and 2013) and stock options (in 2012 and 2013), and employee benefit programs consistent with those provided to other Company personnel. Our perquisites are limited to car allowances and, for a very few officers who entertain customers, reimbursement of club memberships and dues. Our executive officers did not participate in any defined benefit pension plan or nonqualified deferred compensation plan in 2012 or in previous years.
Emphasis on Performance Based Compensation.    The Compensation Committee emphasizes the concept of “pay for performance,” where a significant portion of total compensation depends upon the Company’s achievement of financial or other objectives. In 2012, potential compensation dependent upon operating income or stock price performance, including compensation under the annual cash incentive plan, performance units and stock options for the CEO was targeted to be 300% of his base salary. For other NEOs employed for the full fiscal year, such performance based compensation ranged from 115% to 125% of base salary.
Mix of Compensation Components.    The Compensation Committee has considered the appropriate mix between base salary, annual cash incentives and long-term equity-based awards and has not established any rigid policies requiring annual cash incentive compensation and long-term equity awards to be a fixed percentage of base salary or total compensation. However, the Compensation Committee is guided by the principle that a substantial portion of the total compensation should be performance-based and consist of performance-based incentives that link to Pacer’s financial results and stock price appreciation.
The chart below illustrates the amount of total direct compensation by component (salary, short-term incentives and long-term incentives) for the CEO at target incentive levels. Actual percentages may vary in a given year depending on the payouts under the incentive compensation programs.
2012 CEO TARGET COMPENSATION MIX
As shown in the chart above, the base salary of our CEO was targeted at approximately 30% of total direct compensation, with the remaining 70% being performance-based short-term cash incentives and long-term equity awards. For the other NEOs employed for the full 2012 fiscal year, base salary was targeted at approximately 46% of total direct compensation, with short-term incentives targeted at approximately 22% and long-term incentives targeted at 33% of total direct compensation.
CEO Total Compensation Realized over the Past Four Years.    Daniel W. Avramovich joined Pacer in June 2008, was promoted to Chief Operating Officer on May 5, 2009, and was promoted to CEO on December 16, 2009. Consequently, he has served as CEO only for the last three full fiscal years. The total amounts shown in the Summary Compensation Table on page 38 include the grant date fair value of (i) performance units granted in 2010, 2011 and 2012 which if earned vest on March 5, 2013, 2014 and 2015, respectively, (ii) restricted stock and restricted stock units granted in 2010 and 2011 which vest in equal one third installments on the first, second and third anniversaries of the date of grant, and (iii) stock options granted in 2012 which vest on March 5, 2015. The table below shows actual direct compensation realized by the CEO in the past four years and our operating income and earnings per share for such years. As shown in the table below, the actual compensation realized by Mr. Avramovich for 2010, 2011 and 2012 was substantially less than the amount shown in the Summary Compensation Table and that the CEO's compensation directly correlates with our financial results.

CEO REALIZED COMPENSATION
Year	Base Salary Earned	Vesting Date Value of Restricted Stock and RSUs Vested During Year (1)	Annual Cash Incentive (2)	Total Realized Compensation (3)		Total Amount in Summary Compensation Table (4)	Income from Operations (in millions) (5)	Earnings Per Share (5)
2009	$344,635	$38,500	$—	$383,135		$382,416	$(215.9)	$(5.03)
2010	$475,000	$195,750	$—	$699,811		$1,580,560	$8.1	$0.03
2011	$545,000	$175,288	$467,500	$1,219,818	(6)	$1,842,919	$27.0	$0.40
2012	$550,000	$248,271	$—	$834,472		$1,373,594	$8.9	$0.12

(1)	Fair market value of restricted stock and restricted stock units vested in the applicable year based on the closing price of our common stock on the vesting dates.

(2)	Cash incentives paid under the applicable cash incentive plan with respect to the applicable fiscal year.

(3)	Includes amounts characterized as “All Other Compensation” in the Summary Compensation Table.

(4)	See the Summary Compensation Table on page 38 for more information.

(5)	2009 amounts reflect pre-tax write-off of goodwill of $200.4 million ($161.0 million after-tax or $4.63 per share).

(6)
Excludes value of performance stock units earned in 2011 but not yet vested with respect to awards granted in 2010 and 2011.  A total of 127,225 shares of common stock were earned with respect to our 2011 performance (with a fair market value of value of $497,449 based on the closing price of our common stock on December 31, 2012) but will only vest as to 54,112 shares on March 5, 2013 and 73,113 shares on March 5, 2014 if Mr. Avramovich is employed by Pacer on such date. For additional information as to these awards, see the section below entitled “Long-Term Compensation: Awards under the 2006 and 2012 Incentive Plans.”

The table below shows the portion of the grant date fair value in the Summary Compensation Table that was not earned (and thus was forfeited) by the CEO because the Company did not meet the operating income and/or operating margin objectives for the 2010 and 2012 performance periods.

VALUE OF FORFEITED EQUITY AWARDS
Name of Executive Officer	Year Granted	Grant Date Fair Value of Performance Unit Award	Forfeited Grant Date Fair Value of Performance Unit Award	Balance of Grant Date Fair Value of the Performance Unit Award that may be earned based on achievement of future year performance targets and continued service through applicable March 5 vesting date
Daniel W. Avramovich	2012	$395,996	$131,999	$263,997
	2011	$598,793	$199,598	$199,598
	2010	$562,501	$375,001	$—

Note: All values determined using the per share closing price on the date of grant. The grant date fair value of awards granted in 2010 and 2011 and earned for 2011 performance are not included in this table. See Note 6 to the prior table for more information.

The Company has made significant financial, operational and strategic improvements under Mr. Avramovich’s leadership. Between May 2009 when Mr. Avramovich became Chief Operating Officer through the end of 2012, the Company’s major achievements include the following:

•	Repaid all of our bank debt;

•	Secured new multi-year rail contract with Union Pacific Railroad for our intermodal segment and successfully transitioned through the expiration of our legacy agreement in October 2011;

•	Sold certain assets of, and closed, our truck services unit, which did not strategically fit within our services portfolio;

•	Developed a new senior leadership team;

•	Rationalized our cost structure, right-sized our equipment fleet and significantly reduced our selling, general and administrative expenses;

•	Negotiated a new $125 million credit facility that reduced our interest costs and has afforded us greater financing and operational flexibility than we had in the past; and

•
Entered into a multi-year agreement to arrange, manage and provide intermodal freight transportation services for both automotive parts and freight-all-kinds shipments between the US and Mexico with Union Pacific Railroad.

Based on these accomplishments and consistent with our disciplined executive compensation practices that emphasize pay for performance, which are discussed in detail in this CD&A, the Compensation Committee believes that the compensation realized by the CEO during his tenure is consistent with its “pay for performance” philosophy.
Base Salary.    The Company pays base salaries at levels believed to be necessary to attract and retain the NEOs and other key personnel. We have implemented a salary and position grading policy for all levels of employees of the Company. The policy established grades for each position in the Company with an associated salary range, standard long-term equity grant recommendation, standard short-term incentive level (i.e., targeted base salary percentage for awards under the annual cash incentive plan) and perquisites (such as car allowance).
In the past, we have set base salaries at the rate necessary to hire talented personnel consistent with our position grading system and provided limited salary increases approximately every other year. We have historically evaluated salaries against peer and industry data at the midpoint of the competitive range and verified that salaries for our executives were within +/- 15% of the midpoint. None of the NEOs received a salary increase in 2012. Mr. Avramovich's salary was last increased in February 2011.
Annual Cash Incentives.    Each of our executive officers, including the NEOs (other than Mr. Svindland who joined the Company after the cutoff date for participation in our 2012 program), was eligible to participate in the 2012 Cash Incentive Plan. The following table sets forth the base salary and target bonus opportunity (expressed as a percentage of base salary and as a dollar amount) of the NEOs (other than Mr. Svindland who joined the Company in November 2012) assuming that all of them were employed as of December 31, 2012 and worked for the full year.

2012 BONUS AMOUNTS TARGETED AND PAID
Name	Base Salary	Percentage of Base Salary	Target Bonus Opportunity	2012 Bonus Paid
Daniel W. Avramovich	$550,000	100%	$550,000	$—
John J. Hafferty	$317,000	50%	$158,500	$—
Michael F. Killea	$370,800	50%	$185,400	$—
Robert W. Noonan	$350,000	40%	$140,000	$—
The 2012 Cash Incentive Plan had two independent bonus components for some participants. The first component was the “business unit bonus,” where 70% of the total target bonus opportunity depended the degree to which the applicable business unit achieved its operating income or gross margin objective. The second component was the “corporate bonus,” where the other 30% of the total target bonus opportunity was conditioned on the degree to which the Company achieved a consolidated operating income objective (calculated before any accrual for bonus payments).
The corporate unit, which included Messrs. Avramovich, Hafferty and Killea, did not have a separate business unit target; rather, 100% of the corporate unit’s total target bonus opportunity was conditioned on the degree to which the Company achieved its consolidated operating income objective. Accordingly, annual cash incentives payable in 2012 for these employees were entirely dependent on the Company’s achievement of the consolidated operating income target. For some executive officers, which included Mr. Noonan, the portion of their 2012 Cash Incentive Plan compensation that was based on the business unit performance was payable if the business unit’s operating income or gross margin objective was achieved.

Cash incentives payable under the 2012 Cash Incentive Plan were contingent on the degree to which Company’s 2012 consolidated operating income and, for certain lines of business, operating income or gross margin fell within specified minimum and maximum objectives established by the Committee as shown in the table below.

PAYOUT LEVELS UNDER 2012 CASH INCENTIVE PLAN
Payout Level	Percentage of Performance Target Achieved	Applicable Percentage of Bonus Opportunity Funded into Bonus Pool
Payout	Less than 80%	—%
Threshold	80%	50%
Target	100%	100%
Maximum	130%	150%
If the Company’s actual operating income or the business unit's operating income or gross margin fell between the threshold and the maximum target amounts, then a proportionate percentage of the applicable bonus pool would have been funded.
The 2012 Cash Incentive Plan allowed the final bonus pool to be allocated among eligible employees, other than the executive officers, by the business or functional unit head for employees in his business or functional unit. In the case of the CEO, the amount of the bonus was set with reference to the formulas in the plan and was not subject to any discretion other than that which may be exercised by our Compensation Committee. In the case of the other executive officers, the amount of the bonus was set with reference to the formulas in the plan, and was subject to the discretion of the CEO and the Compensation Committee.
Annual Incentives: Outcome of 2012 Cash Incentive Plan.    For 2012, the Company did not achieve the threshold level of operating income performance. Two business units, neither of which employed any of the executive officers, did achieve their financial objectives.  Accordingly, the bonus pool was not funded except with respect to these two business units, and no bonuses were paid to the executive officers under the 2012 Cash Incentive Plan.
2013 Cash Incentive Plan. The 2013 cash incentive plan adopted in October 2012 has a design that is consistent with the 2012 Cash Incentive Plan described above.
Long-Term Compensation: Awards under the 2006 and 2012 Incentive Plans.    The table below shows for each of the NEOs (other than Mr. Svindland who was not employed by the Company on the March 5, 2012 date of grant) the aggregate award value of the long term incentives, or the “Aggregate Award Value,” and the portion of the Aggregate Award Value allocated to performance units and stock options. One-third of the grant date value (which represents 16.5% of the Aggregate Award Value) is eligible to be earned in each of the three performance periods.

2012 LONG-TERM INCENTIVE AWARD VALUE ALLOCATION
Name	Award Value of 2012 Program Awards (subject to vesting) (100%)	Award Value of 2012 Program Awards as a Percentage of Base Salary	Award Value of Stock Options (subject to vesting) (50%)	Award Value of Performance Units (subject to vesting) (50%)
Daniel W. Avramovich	$825,000	150%	$412,500	$412,500
John J. Hafferty	$237,750	75%	$118,875	$118,875
Michael Killea	$278,100	75%	$139,050	$139,050
Robert W. Noonan	$262,500	75%	$131,250	$131,250
Note: All values determined using the per share price of $5.646, which was the average closing price of the Company’s common stock for the twenty trading days before March 5, 2012, the date of grant.
Beginning in October 2011, the Compensation Committee worked with independent compensation consultants, including Towers Watson, to re-evaluate its long-term incentive program for potential changes and to put greater emphasis on increasing the Company’s stock price. After considering various alternatives, the Compensation Committee decided to replace the restricted stock units component of the 2011 and 2010 programs with stock options vesting 100% on the third anniversary of the grant date and expiring seven years after the grant date. The Compensation Committee also changed the historical 75%/25% weighting between performance units and restricted stock units to a 50%/50% weighting between performance units and stock options to focus the executive team on achieving stock price appreciation. In replacing the restricted stock units with stock options, the Compensation Committee reasoned that most of the executive officers had already received the 2010 and 2011 restricted stock unit awards that provide a significant retention incentive and allow the executives to increase their ownership of the Company. The Compensation Committee determined, in consultation with Towers Watson and management, that stock options provided a simple, well-understood vehicle that would further motivate the executives to improve operating results and better align the executives' interests with those of shareholders since stock options have no value in the absence of stock price appreciation from the date of grant, and that the 100% “cliff” vesting on the third anniversary of the grant date would induce the executives to remain in the Company’s employ.
Considerations in Setting Aggregate Award Value. The Aggregate Award Value of long term incentives for each position and participant was based on competitive market data and the role the position plays in the Pacer organization, using the market median (50th percentile) as a guidepost for setting the Aggregate Award Value and considering other factors, including, with no particular weighting, overall affordability of the program, share consumption and internal pay equity. Also in making its decisions about the aggregate award values in total for all participants, the Compensation Committee reviewed financial models showing executive compensation as a percentage of shareholder gains at assumed targeted payout and stock appreciation levels and confirmed with Towers Watson that the executive gains compared to shareholder gains were within the range of observed practices and aligned with market norms.
Weighting between Performance Measures. By assigning 50% of the Aggregate Award Value to performance units tied to operating income and operating margin performance and to continued employment and 50% of the Aggregate Award Value to stock options which depend on continued employment and stock price appreciation, the Compensation Committee emphasized its “pay for performance” focus. It sought to motivate participants to achieve operating income and operating margin objectives, which are more within management's control, and to focus also on increasing the Company's stock price.
Vesting Period for Stock Options. For stock options, the Compensation Committee chose three-year “cliff vesting” as recommended by Towers Watson. It determined that 100% vesting on the third anniversary of the date of grant would enhance retention, encourage long-term decision making, and require executives to work for three years to achieve strategies that would result in stock price appreciation before realizing any value from these equity awards. Even after exercise of stock options, the retention requirements would result in executive's continuing to own shares. See “Stock Ownership Guidelines” below.
Vesting Conditions for Performance Units. The performance units, which represent 50% of the Aggregate Award Value, are subject to two vesting conditions. The first condition is achievement of operating income and operating margin targets for the performance period, of which there are three corresponding to the Company’s 2012, 2013 and 2014 fiscal years. Fifty percent (50%) of each performance period’s targeted number of performance units is subject to achievement of operating income objectives, and fifty percent (50%) of each performance period’s targeted number of performance units will be subject to achievement of operating margin objectives. The percentage of the performance units earned for a performance period depends on the extent of our achievement of the applicable performance metric as shown in the table below. The number of shares earned will be interpolated for operating income or operating margin between 75% and 140% of the targeted operating income or of the targeted increase in operating margin for a performance period.

PERFORMANCE UNIT - PERCENTAGE EARNED DEPENDING ON PERFORMANCE
	Operating Income					Operating Margin
	Below Thres-hold	Thres-hold (75% of target)	Target (100% of target)	Inter- mediate (120% of target)	Maxi-mum (140% or more of target)	Below Thres-hold	Thres-hold (75% of the targeted increase in operating margin)	Target (100% of target the targeted increase in operating margin)	Inter-mediate (120% of the targeted increase in operating margin)	Max-imum (140% or more of the targeted increase in operating margin)
Percentage of performance units dependent on Operating Income performance earned for the performance period	—%	33.33%	100%	150%	200%	N/A	N/A	N/A	N/A	N/A
Percentage of performance units dependent on Operating Margin performance earned for the performance period	N/A	N/A	N/A	N/A	N/A	—%	33.33%	100%	150%	200%
Percentage of the total performance units earned for the performance period	—%	16.67%	50%	75%	100%	—%	16.67%	50%	75%	100%
The second condition for vesting of the performance units is the participant’s continued service to the Company through March 5, 2015, at which time the participant will receive shares of our common stock based upon the number of shares that have been earned with respect to the three performance periods.
The payout table above, which was developed in 2010 and continued in 2011 and 2012, was consistent with prevalent incentive plan practice and Towers Watson’s suggested payout levels, except that the Compensation Committee reduced the award payout at 75% of target performance from 50% to 33.3% in 2010 to account for the fact that the executives would also be receiving value from the restricted stock units or stock options, as applicable, vesting over time.
Why Operating Income as a Performance Objective. The Compensation Committee considered a number of potential performance targets other than operating income, including stock price, revenues, market share, and capital efficiency measures, and in consultation with management, concluded that operating income was the most appropriate for these awards because it:

(1)	is the metric over which participants had the most influence and visibility;

(2)	requires management to both increase revenues and control expenses;

(3)	is understandable, measurable, and best reflects management’s performance; and

(4)	is a key driver for stock price improvements in the eyes of investors and analysts.
Setting the Targeted Operating Income Level.    The operating income target established to earn the portion of the performance units for the 2012 performance period was set at the operating income for that period in the Company’s Board-approved budget. In setting this target level, the Compensation Committee noted that the 2012 budgeted operating income, while feasible to meet, would be challenging to achieve considering the business changes facing the Company, including expiration of the legacy Union Pacific agreement in October 2011 and uncertainties in connection with the 2013 expiration of rate agreements for the US-Mexico cross-border automotive parts shipment business. For the 2013 and 2014 performance periods, the operating income targets would require compound annual growth over the higher of (1) actual 2012 operating income or (2) the 2012 budgeted operating income. The Compensation Committee concluded that the targeted growth rate in operating income would be a reasonable growth level for companies in the intermodal transportation and logistics industry and would be challenging for the Company in 2013 and 2014 due to the business changes facing it.

Why Operating Margin as a Second Performance Objective. For the 2012 performance unit grants, the Compensation Committee, consistent with its decision in 2011, included operating margin as a second performance metric. One of the Company’s strategic initiatives is to achieve operating margins consistent with its key peer companies. Accordingly, to further motivate the Company’s executive team to achieve higher operating margins, the Compensation Committee established an operating margin objective for 2012 consistent with the operating margin implied by the operating income in the Board-approved budget and set increasing operating margin objectives for 2013 and 2014. The Compensation Committee reasoned that an operating income objective and an operating margin percentage were complementary and consistent goals.
Setting the Targeted Operating Margin Objective. In setting the operating margin objective, the Compensation Committee noted that the 2012 budgeted operating margin, while feasible to meet, would be challenging to achieve in light of the continuing sluggish economy and freight market and the other significant changes underway at the Company. For the 2013 and 2014 performance periods, the operating margin objective would require a substantial increase in operating margin, putting the Company on the path to an operating margin more consistent with its key peers.
Performance Units Dependent on 2012 Performance Period Results: Outcome. Three performance units awards are affected by 2012 performance:

(1)
one third of the performance units awarded to the executive officers in June 2010 would be earned if the Company met its operating income target for 2012 (as established for these awards in June 2010), which is the third performance period for these awards;

(2)
one third of the performance units awarded to the executive officers in March 2011 would be earned if the Company met its operating income and operating margin targets for 2012 (as established for these awards in March 2011), which is the second performance period for these awards; and

(3)
one third of the performance units awarded to the executive officers in March 2012 would be earned if the Company met its operating income and operating margin targets for 2012 (as established for these awards in March 2012), which is the first performance period for these awards.

The executives did not earn any of the performance units associated with the 2012 performance period because our operating income and operating margins for 2012 did not meet the applicable threshold level for any of the awards.
2013 Long Term Incentive Awards. The 2013 long term incentive awards granted as of in March 5, 2013 were generally consistent with the 2012 awards program described above, with performance units weighted at 50% of the Aggregate Award Value and stock options weighted at 50% of the Aggregate Award Value, and were more fully described in Item 9B of our 2012 annual report.
Restricted Stock Units Awarded to New Chief Operating Officer. The Compensation Committee granted 250,000 restricted stock units to Mr. Svindland upon his hiring as the Company's Chief Operating Officer in November 2012. The restricted stock units vest in 25% installments on the first, second, third and fourth anniversaries of the date of grant. The restricted stock award is intended to award Mr. Svindland a meaningful ownership stake in the Company, to induce him to remain in the Company's employ over the long-term, and to align his interests with those of the Company's shareholders.
Stock Ownership Guidelines.    In connection with the adoption of a revised director compensation program and the long term equity grants to executive officers, the Compensation Committee recommended and the Board adopted share retention and ownership guidelines that require the executive officers and directors to own shares valued at the following multiples of base salary or cash retainer and, until the applicable guideline is met, to retain at least 50% of net shares (shares left after payment of taxes and, in the case of options, the exercise price) earned and vested from equity incentives awarded by the Company.

Directors	3X the current annual cash retainer
CEO	3X current annual base salary
Tier 1 Executive Officer (i.e. executive officers who are recipients of annual long term equity awards)	1X current annual base salary
Employment Agreements.    As discussed below under the heading “Potential Payments upon Termination or a Change in Control,” each of the NEOs has signed an employment agreement agreeing to certain post-termination covenants in exchange for salary continuation for an established severance period. The employment agreements also establish a minimum base salary and a targeted bonus opportunity. We believe that entering into these employment agreements is in the Company’s best interests because the executives’ post-termination covenants provide important protections for the Company’s proprietary information and key relationships and the severance benefits motivate the executives to stay in the Company’s employ and focus on improving the Company’s performance. We are not obligated to reimburse excise taxes paid by NEOs on severance pay.
Supplemental Severance Program.    In 2008, the Compensation Committee approved a supplemental severance program to maintain its team of key personnel during periods of uncertainty created by a potential or actual change in control. The supplemental severance program, which applies to certain employees of the Company, including each of the NEOs , doubles the period during which severance would be payable, up to a maximum of 24 months, if the employee’s employment is terminated by the Company or its successor without cause or by the employee with “good reason” within 18 months after a change in control of the Company.
The employment agreements of the NEOs do not provide for severance pay if the executive resigns or terminates employment, even if the employment termination were for “good reason.” Accordingly, a key protection of the supplemental severance program for participants is the addition of the right to terminate their employment with the Company with “good reason” within 18 months after a change in control of the Company and to receive the increased severance payment. Under the supplemental severance program, an executive will have “good reason” to terminate his employment with the Company (or its successor) if within 18 months after a change in control his base salary, target bonus percentage, contractual employee benefits, title, responsibilities or authorities are reduced, the Company (or its successor) materially breaches the participant’s employment agreement or the participant is required to relocate more than 50 miles from his current business office location and such event is not cured within any applicable cure period. The complete definition of “good reason” under the supplemental severance program is set forth under the heading “Potential Payments upon Termination or Change in Control.” The definition of a “change in control” is the same as in the 2006 Plan. See “Potential Payments upon Termination or Change in Control.”
Under this supplemental severance program, no payments are due upon the single trigger of a change in control of the Company. Upon the double trigger of a change in control followed by termination of employment without cause or with good reason within the next 18 months, the period during which existing severance benefits are payable would be doubled, but not to exceed a period of 24 months. Our Compensation Committee determined that as a customary double-trigger program, this supplemental severance program would assist in preventing the loss of key executives and managers to other employers and opportunities, and would thereby maintain the specialized expertise, management experience and dedicated efforts of the Company’s key executives and managers, which are significant assets of an asset-light transportation and logistics company like Pacer. It also determined that providing executives and managers with the right to terminate with “good reason” would benefit the Company and its shareholders by helping preserve the senior and key management team during the period of uncertainty following a change in control. Additional information about the supplemental severance program is set forth in the discussion below under the heading “Potential Payments upon Termination or Change in Control.”
Other Change in Control Benefits.    Vesting of the stock options granted under our prior 2002 Stock Option Plan, or the “2002 Plan,” and the restricted stock and options granted prior to 2012 under the 2006 Plan accelerate upon a change in control of the Company. Vesting of the restricted stock units granted in 2010, 2011 and 2012 and vesting of stock options granted in 2012 accelerate on the “double trigger” of (1) a change in control and (2) the grantee’s continued service after the change in control until the first to occur of (A) the expiration of the original service period for such awards, (B) the 18-month anniversary of the change in control, and (C) the termination of the grantee’s service either (i) by the acquirer or surviving company without cause, (ii) by the grantee for “good reason” or (iii) due to the grantee’s death or disability. Once vested after the change of control, the options remain exercisable for the remainder of the option’s seven year term. After a change in control, performance units for performance periods that have not been completed (including performance periods that have not started) will be treated as if 100% of the applicable performance objective(s) has been achieved. Such performance units associated with uncompleted performance periods and performance units that have been earned upon achievement of operating income results for completed performance periods will be paid out in the Company’s common stock upon the same “double trigger” conditions as the restricted stock units. We believe that the terms of the equity compensation plans and the employment agreements enhanced by the supplemental severance program discussed above provide an appropriate balance of single trigger (change in control alone) and double trigger (change in control with termination of employment) conditions.
Peer Group Used and Results of Market Analysis.    In developing the 2010 long-term incentive program that was followed for long-term incentive grants in 2011 and 2012 and reconfirming the total compensation of the Company’s top 10 officers in November 2011, the Compensation Committee reviewed market analyses prepared by Towers Watson of competitive compensation practices. This market assessment included an analysis of compensation disclosed in proxy statements of the following 18 companies in the trucking, air freight and logistics industries that were publicly traded in 2010 as well as survey data from the transportation industry:

Arkansas Best Corp.	C. H. Robinson Worldwide, Inc.	Celadon Group, Inc.
Con-Way, Inc.	Dynamex, Inc.	Heartland Express, Inc.
Hub Group, Inc	J.B. Hunt	Knight Transportation, Inc.
Landstar System, Inc.	Marten Transport Ltd.	Old Dominion Freight Line
Park Ohio Holdings Corp.	Ryder System	Saia, Inc.
Universal Truckload Services, Inc.	Werner Enterprises, Inc.	YRC Worldwide, Inc.
Even though the Company’s intermodal operations compete with the major railroad companies for executive talent and often hire railroad executives, the six major North American railroads were omitted from the peer group due to their significantly larger size and scope of operations.
Based on the November 2011 market assessment, the Compensation Committee determined that the total compensation of the ten most senior officers was in the competitive range for 2012 and, accordingly, did not make any adjustments to the total compensation of any of these officers.
Policies Relating to $1 Million and other Deduction Limits.    Section 162(m) of the Internal Revenue Code limits the deductibility for federal income tax purposes of annual compensation of the NEOs in excess of $1 million unless certain conditions are met. These conditions include that such compensation is “performance-based,” that is, based on the attainment, as certified by a committee of two or more outside directors, of pre-established, objective performance goals established in advance by this committee and paid under a plan approved by shareholders.
Awards under the Company’s long-term incentive plans, including the 2006 and 2012 Plans, are intended to comply with the conditions of IRS Code Section 162(m) such that compensation earned under these plans would be deductible. The Committee may consider this limitation, among other factors, in making compensation decisions in the future. However, the Compensation Committee believes that compensation and benefits decisions should be primarily driven by the needs of the business, rather than by tax policy. Therefore, the Compensation Committee may make pay decisions that result in compensation that is not fully deductible under Section 162(m) (such as the determination to grant restricted stock or make incentive awards that would not qualify as “performance-based” compensation).
Section 280G of the IRS Code limits the deductibility by the Company for federal income tax purposes of parachute payments after a change in control that exceed three times an employee’s base compensation amount, and Section 4999 of the Internal Revenue Code imposes a 20% excise tax on the executive who receives the excess payments. The supplemental severance program provides that if the payment of all or part of the increased severance benefit under the program would render the payments subject to the excise tax under Section 4999, then the enhanced severance benefit would be reduced such that the aggregate amount payable to the program participant that is included in the computation of parachute payments does not exceed 2.99 times the participant’s base amount (as defined in Section 280G).
Impact of Restatement of Financial Statements.    All awards under the 2006 and 2012 Plans are subject to potential clawback or recoupment. Under the 2006 Plan, equity awards may be recovered from recipients at the direction of the Compensation Committee with respect to any fiscal year in which the Company’s financial statements are restated as a result of errors, omissions or fraud where such restatement negatively affects the Company’s financial results. Equity and cash incentive awards under the 2012 Plan paid with respect to the three fiscal years before a restatement of our financial statements are subject to recoupment if the restatement results from errors, omissions, fraud or material noncompliance with federal securities laws.
Further, in accordance with Section 304 of the Sarbanes-Oxley Act of 2002, if we are required to restate our financial statements due to a material noncompliance with any financial reporting requirement under the federal securities laws as a result of misconduct, our CEO and chief financial officer are legally required to reimburse us for any bonus or other incentive-based or equity-based compensation they receive from us during the 12-month period following the first public issuance or filing with the SEC of the financial document embodying such financial reporting requirement, as well as any profits they realize from the sale of our securities during such 12-month period. The Compensation Committee will revisit its clawback policies after the SEC has issued final regulations on clawback requirements as required under the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010.
Role of the CEO.    Our CEO generally makes initial recommendations to the Compensation Committee regarding base salary, incentive compensation, including individual targeted bonus opportunity and equity award percentages, and other forms of cash and equity-based compensation to be paid other members of senior management consistent with the policies of the Company and the Compensation Committee. Generally, the budget prepared at the direction of the CEO and presented to the Board for approval addresses any proposed across-the-board salary increases for the Company’s employees, including the NEOs, and the Compensation Committee grants the CEO the right to determine any merit increase to the other executive officers based on a fixed pool amount equal to the budgeted merit increase percentage multiplied by the base salaries of the other executive officers. We expect that our Compensation Committee will continue to solicit input from our CEO with respect to compensation decisions affecting other members of the senior management team. See the section entitled “Compensation Committee—Role of the Executive Officers” for more information on the role the other executive officers play in determining executive compensation.
Equity Grant Practices.    Our Compensation Committee has not exercised its discretion to amend stock option, restricted stock, restricted stock unit or performance awards to change the vesting schedule or performance conditions in any of the past five years. All options, restricted stock, restricted stock units and performance units granted since our initial public offering in 2002 have been granted with the approval of our Compensation Committee, and the exercise price of any options has been set at the closing price of our common stock on the date that the Compensation Committee approved the option grant.
Under the long-term incentive program designed in 2010 and discussed above under which the restricted stock units and performance units were awarded in June 2010 and March 2011 and options and performance units were awarded in March 2012 and 2013, the Compensation Committee has awarded, and intends to continue to award, restricted stock units, performance units and stock options on an annual basis before the performance period starts or during the first 90 days of the performance period. In approving the annual grants, the Compensation Committee may approve awards for an open position expected to be filled, which awards will then be granted at the time an individual joins the Company or is promoted to fill the known open position. The Committee may also approve long-term equity awards after the standard March grant date upon hiring of key executives as it did upon hiring of Mr. Svindland as Chief Operating Officer.
Other than our general practice of granting awards as discussed above, we have not adopted any program, plan or practice that requires us to grant equity-based awards on specified dates, and we have not made grants of awards that were timed to precede or follow the release or withholding of material non-public information. It is possible that we will establish programs and policies regarding the timing of equity-based awards in the future.

2012 SUMMARY COMPENSATION TABLE (1)
The following Summary Compensation Table sets forth information regarding compensation earned in or with respect to the fiscal years ended December 31, 2012, December 31, 2011, and December 31, 2010 by:

1.	the person who served as our CEO during 2012,

2.	the person who served as our chief financial officer during 2012, and

3.	our three other most highly compensated executive officers who were serving as an executive officer at the end of 2012.

Name and Principal Position	Year	Salary ($) (2)	Bonus ($) (3)	Stock Awards ($)(4)	Options Awards ($) (5)	Non-Equity Incentive Plan Compen- sation ($) (6)	All Other Compen -sation ($) (7)	Total ($) (8)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)
Daniel W. Avramovich Chief Executive Officer, President & Chairman of the Board	2012	$550,000	$—	$395,996	$391,397	$—	$36,201	$1,373,594
	2011	$545,000	$—	$798,389	$—	$467,500	$32,030	$1,842,919
	2010	$475,000	$—	$1,076,499	$—	$—	$29,061	$1,580,560

John J. Hafferty Executive Vice President, Chief Financial Officer	2012	$317,000	$—	$114,113	$112,793	$—	$11,520	$555,426
	2011	$305,885	$—	$217,745	$—	$134,725	$11,319	$669,674
	2010	$222,692	$45,000	$225,003	$—	$—	$15,369	$508,064

Paul C. Svindland Chief Operating Officer (9)	2012	$53,942	$—	$860,000	$—	$—	$2,460	$916,402

Michael F. Killea Executive Vice President, Chief Legal Officer, General Counsel	2012	$370,800	$—	$133,478	$131,936	$—	$19,020	$655,234
	2011	$363,738	$—	$261,294	$—	$78,795	$19,210	$723,037
	2010	$342,000	$54,000	$225,003	$—	$—	$11,880	$632,883

Robert W. Noonan Executive Vice President, International Logistics (10)	2012	$291,667	$—	$125,999	$124,535	$—	$16,823	$559,024

(1)
The columns relating to change in pension value and nonqualified deferred compensation earnings have been omitted because no compensation required to be reported in those columns was awarded to, earned by or paid to, any of the NEOs with respect to 2010, 2011, or 2012.

(2)	The amounts in this column represent salary earned by the NEO during the applicable fiscal year.

(3)	The amounts in this column for 2010 represent discretionary recognition payments paid in February 2011 based on the employee’s individual contributions to strategic initiatives met in 2010.

(4)
The amounts in this column set forth the grant date fair value computed in accordance with FASB ASC Topic 718 of restricted stock, restricted stock units and performance units awarded by the Company. The executive’s actual receipt of the full amount of such grant date fair value for 2012 depends on the executive’s continued service through March 5, 2015 (other than in the case of Mr. Svindland as described below), the Company’s stock price at the time of vesting of the awards, and, with respect to the performance units, the Company’s achievement of operating income and margin objectives in 2010 through 2014. As further discussed below and in the CD&A, the Company did not meet the operating income and margin objectives for the 2012 performance period and, accordingly, the portion of the awards related to such performance period were forfeited. If the Company achieved 140% of the operating income and operating margin targets, the grantees would earn 200% of the number of performance units granted. The table below shows the maximum number of shares that could be earned by the NEO granted performance units on March 2012 and the grant date fair value of such shares.

Name	Maximum Number of Shares Issuable	Grant Date Fair Value of Maximum Awards
Daniel W. Avramovich	146,124	$791,992
John J. Hafferty	42,108	$228,225
Michael F. Killea	49,254	$266,957
Robert W. Noonan	46,494	$251,997
The restricted stock units granted to Mr. Svindland vest in equal 25% installments on November 12 of 2013 through 2016, subject to his continued employment on each date..

(5)
The amounts in this column set forth the grant date fair value computed in accordance with FASB ASC Topic 718 of stock options awarded by the Company. The executive's actual receipt of the full amount of such grant date fair value for 2012 depends on the executive's continued service through the vesting date of March 5, 2015 and the Company's stock price at the time of exercise of the awards. The grant date fair value of each option grant is established using the Black-Scholes valuation model and the assumptions noted in the following table, which were the same for all of the NEOs granted options in 2012 (Mr. Svindland did not receive any option grants in 2012). No options were granted to any of the NEOs in 2011 or 2010.

Weighted average risk-free interest rate	0.9%
Weighted average volatility	47.3%
Weighted average dividend yield	N/A
Weighted average expected option term	5 years
Weighted average fair value per share of options granted	$2.25
The expected term of the stock options is based on the expected life of the option, using the simplified method. The expected volatility is based on a combination of the changes in weekly prices of the Company's and selected competitors' stock over a historical period preceding each grant date. The risk free interest rate is based on the implied yield on U.S. Treasury issues with a term equal to the expected term of the option.

(6)
The amounts shown in the column represent payments earned under our 2010, 2011 and 2012 annual cash incentive plans. In 2010 and 2012, the Company did not achieve the operating income required for funding of the annual cash incentive plan, and, accordingly, no annual cash incentive payments were paid or earned under the 2010 or 2012 cash incentive plans. In 2011, since the Company exceeded the target consolidated operating income objective, incentive payments were earned and paid under the 2011 cash incentive plan. For more information about the 2012 Cash Incentive Plan and its outcome, please see the discussion under the heading “Compensation Discussion and Analysis.”

(7)
The amounts in this column represent all other compensation not properly reportable in columns (c)—(g). The amounts for all years for all of the NEOs include premiums paid for life and disability insurance and a car allowance. The amounts for 2012 and 2011 include 401(k) matching contributions for Messrs. Avramovich, Killea and Noonan. Matching contributions were suspended from April 2009 until January 2011. For Mr. Avramovich, the amounts include club dues and fees. No perquisite or other personal benefits reported for the

NEOs exceeded the greater of $25,000 or 10% of the total amount of perquisites and personal benefits for that NEO.

(8)	The amounts in this column represent the dollar value of total compensation for the year, equal to the sum of columns (c) through (h).

(9)	Mr. Svindland joined the Company in November 2012, and, accordingly, only compensation for 2012 is shown in the Summary Compensation Table.

(10)	Mr. Noonan joined the Company in March 2012, and, accordingly, only compensation for 2012 is shown in the Summary Compensation Table.

2012 GRANTS OF PLAN–BASED AWARDS
The following table sets forth information regarding awards granted to our NEOs with respect to our fiscal year ended December 31, 2012 under our 2012 Cash Incentive Plan and under the 2006 Plan and 2012 Plans. In 2012, awards under the 2006 Plan included March 2012 awards of performance units and stock options, and awards under the 2012 Plan included the grant of stock options to Mr. Avramovich upon shareholder approval of the 2012 Plan and of restricted stock units to Mr. Svindland upon his hiring in November 2012. These represent all grants of awards to our NEOs under any plan during or with respect to 2012.

Name		Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards (2)			All Other Stock Awards: Number of Shares of Stock or Units (#)(3)	All Other Option Awards; Number of Secu-rities Under- lying Options(#) (4)	Exercise or Base Price of Option Awards ($/SH)	Grant Date Fair Value of Stock and Option Awards ($)(5)
	Grant Date	Thres- hold ($)	Target ($)	Maxi- mum ($)	Thres- hold (#)	Target (#)	Max- imum (#)
Daniel W. Avramovich	3/5/12	$275,000	$550,000	$825,000	24,352	73,062	146,124	—	100,000 73,954	$5.42 $5.42	$787,393

John J. Hafferty	3/5/12	$79,250	$158,500	$237,750	7,017	21,054	42,108	—	50,130	$5.42	$226,906

Paul C. Svindland	11/12/12	$—	$—	$—	—	—	—	250,000	—	—	$860,000

Michael F. Killea	3/5/12	$92,700	$185,400	$278,100	8,208	24,627	49,254	—	58,638	$5.42	$265,414

Robert W. Noonan	3/5/12	$70,000	$140,000	$210,000	7,748	23,247	46,494	—	55,349	$5.42	$250,534

(1)
For more information about our 2012 Cash Incentive Plan and the outcome of the plan for 2012, see the discussion above under the heading “Compensation Discussion and Analysis—Annual Cash Incentives.” Each of the NEOs, except for Mr. Svindland who started after the October 1 cutoff date for participation, participated in 2012 Cash Incentive Plan. The threshold, target and maximum payout levels under the 2012 Cash Incentive Plan expressed as a percentage of the eligible executive’s base salary earned during the year are set forth in the following table:

	Percentage of Base Salary Payable At
Name	Threshold	Target	Maximum
Daniel W. Avramovich	50%	100%	150%
John J. Hafferty	25%	50%	75%
Michael F. Killea	25%	50%	75%
Robert W. Noonan	20%	40%	60%

(2)
Each of the NEOs, other than Mr. Svindland who started in November 2012 which was too late in the year to be awarded performance units or stock options for 2012, was awarded performance units in March 2012 under the 2006 Plan. One-third of the number of performance units can be earned in each of the three performance periods (2012, 2013 and 2014) depending upon the Company’s operating income and operating margin performance. The amounts in the table above show the total number of units for the 2012, 2013 and 2014 performance periods that could be earned at threshold (33.33% of the total number of performance units that could be earned for the applicable performance period), target (100% of the total number of performance units that could be earned for the applicable performance period) and maximum performance (200% of the total number of performance units that could be earned for the applicable performance period). For more information about the number of units that may be earned for each of the performance periods, see the chart in the narrative discussion below. For more information about the performance units awarded to executive officers in 2012 and the outcomes of the performance units that could be earned for the 2012 performance period, see the discussion in the CD&A under the heading “Long-Term Compensation: Awards under the 2006 and 2012 Incentive Plans.”

(3)	Represents restricted stock units granted to Mr. Svindland under the 2012 Plan when he joined the Company in November 2012.

(4)
Each of the NEOs, other than Mr. Svindland, was awarded stock options in March 2012 under the 2006 Plan. A portion of the stock options granted to Mr. Avramovich were awarded under the 2012 Plan. The stock options vest in full on March 5, 2015, subject to the executive's continued employment on that date. For each of the NEOs, the stock option award represented 50% of the Aggregate Award Value for such officer. See the narrative discussion below and the CD&A for more information.

(5)
The amounts in this column represent the grant date fair value of the stock options, restricted stock units and performance units granted to the NEOs in 2012 computed in accordance with FASB ASC Topic 718.

The following discussion describes the material terms that apply to the performance units, restricted stock units and stock options included in the table above.
Stock Options—Vesting and Effect of Disability, Death, Change in Control and Termination of Employment. The stock options awarded in March 2012 vest 100% on March 5, 2015 subject to the employee’s continued employment with the Company on that date. Vesting of the stock options will accelerate on the “double trigger” of (1) a change in control and (2) the grantee’s continued service after the change in control until the first to occur of (a) the original vesting date of March 5, 2015, (b) the 18-month anniversary of the change in control, and (c) the termination of the grantee’s service either (i) by the acquirer or surviving company without cause, (ii) by the grantee for “good reason” or (iii) due to the grantee’s death or disability. For the definition of “change in control” and “good reason,” see “Potential Payments upon Termination or Change in Control.” In the absence of a change in control, upon the death or disability of a participant, unvested stock options will immediately vest and will remain exercisable for a period of 12 months after termination of employment. In the event of any other termination of employment prior to vesting (including upon resignation, retirement or termination by the Company with or without cause), the unvested options will be forfeited immediately. The unexercised portion of the option will automatically terminate on the earlier to occur of (1) the expiration date of March 5, 2019, (2) the three month anniversary of the date that the grantee's continuous status as an employee or consultant terminates for any reason other than the retirement, death or disability, termination of employment by the Company without cause within 18 months after the change in control, or termination of employment by the grantee for good reason within 18 months after a change in control, or (3) the date on which grantee's continuous status as an employee or consultant terminates for cause.

Restricted Stock Units - Vesting and Effect of Disability, Death and Change in Control. The restricted stock units awarded to Mr. Svindland vest in four equal installments of 25% each on the first, second, third and fourth anniversaries of the date of grant (November 12, 2012), subject as to a given installment to his continued employment with the Company on the applicable vesting date. Vesting of the restricted stock units will accelerate on the “double trigger” of (1) a change in control and (2) Mr. Svindland's continued service after the change in control until the first to occur of (a) the expiration of the original service period for such awards, (b) the 18-month anniversary of the change in control, and (c) the termination of his service either (i) by the acquirer or surviving company without cause, (ii) by Mr. Svindland for “good reason” or (iii) due to Mr. Svindland's death or disability. For the definition of “change in control” and “good reason,” see the additional information under the heading “Potential Payments upon Termination or Change in Control.” In the absence of a change in control, upon the death, disability or termination of a participant's employment by the Company without cause, restricted stock units that are scheduled to become vested on the next vesting date will vest on a pro-rata basis to reflect the period of Mr. Svindland's employment before his death, disability or termination without cause. All unvested restricted stock units will be forfeited upon voluntary termination of employment by Mr. Svindland or upon termination of employment with cause by the Company.
Performance Units—Vesting.    The performance units are subject to two vesting conditions, a performance condition and a continued service condition. The performance condition for the March 2012 grants of performance units has two performance metrics, operating income and operating margin, with each weighted equally. The March 2012 awards established an operating income and an operating margin target for each of the three performance periods, which correspond to our 2012, 2013 and 2014 fiscal years. One-third of the number of performance units can be earned with respect to each performance period. Half of the performance units that can be earned for each performance period depend upon achievement of the applicable operating income objective for the performance period, and the other half of the performance units that can be earned depend upon achievement of the applicable operating margin objective for the performance period. For more information about the performance units awarded to executive officers in 2012 and the outcome with respect to those units that could have been earned for the 2012 performance periods, see the discussion above in the CD&A under the heading “Long-Term Compensation: Awards under the 2006 and 2012 Incentive Plans.” The following chart shows the number of March 2012 performance units that would be awarded to each of the NEOs, assuming that such officer continued to serve through March 5, 2015 and that the threshold (75%), target (100%) or maximum (140%) operating income and/or operating margin levels were achieved.

	Number of Shares Issuable Under Performance Share Awards
	Threshold		Target		Maximum
Name	Aggregate for 1/1/12 to 12/31/14 Performance Period	Per Perform-ance Period	Aggregate for 1/1/12 to 12/31/14 Performance Period	Per Perform-ance Period	Aggregate for 1/1/12 to 12/31/14 Performance Period	Per Perform-ance Period
Daniel W. Avramovich	24,354	8,117	73,062	24,354	146,124	48,708
John J. Hafferty	7,018	2,339	21,054	7,018	42,108	14,036
Paul C. Svindland	—	—	—	—	—	—
Michael F. Killea	8,209	2,736	24,627	8,209	49,254	16,418
Robert W. Noonan	7,749	2,583	23,247	7,749	46,494	15,498

Operating income is defined as the Company’s income (loss) from operations as reported in its audited financial statements for the applicable performance period adjusted to eliminate certain specified extraordinary, unusual and/or non-recurring items as set forth in the award agreement. However, in determining operating income for any performance period for purposes of calculating the number of shares earned for that period, the Compensation Committee may, in its reasonable discretion, reduce such operating income calculated as defined in the award agreement by up to 15% of the original amount of such operating income calculated as defined in the award agreement. No such negative discretion was applied by the Compensation Committee with respect to the 2012 performance periods.

Operating margin is defined as the ratio calculated by dividing (i) operating income (determined as stated above) for the applicable performance period by (ii) the Company’s revenues as reported in its audited consolidated financial statements for the applicable performance period.
The second condition for vesting of those performance units is the participant’s continued service to the Company through March 5, 2015, at which time the participant will receive shares of the Company’s common stock based upon the number of shares that have been earned with respect to the three performance periods.
Performance Units–Effect of Disability, Death, Change in Control and Termination of Employment.    After a change in control, performance units for performance periods that have not been completed (including performance periods that have not started) will be treated as if 100% of the applicable performance objective(s) has been achieved. Such performance units associated with uncompleted performance periods and performance units that have been earned upon achievement of operating income results for completed performance periods will be paid out in the Company’s common stock upon the “double trigger” of (1) the change in control and (2) the grantee’s continued service after the change in control until the first to occur of (a) the expiration of the original service period for such awards, (b) the 18-month anniversary of the change in control, and (c) the termination of the grantee’s service either (i) by the acquirer or surviving company without cause, (ii) by the grantee for “good reason” or (iii) due to the grantee’s death or disability. For the definitions of “change in control” and “good reason,” see “Potential Payments upon Termination or Change in Control.”
In the absence of a change in control, upon the death, disability or termination of a participant’s employment by the Company without cause, performance units that have been earned upon achievement of operating income or operating margin results for completed performance periods and for performance periods that have been started but not completed (with the number of shares reduced pro-rata to reflect the period of employment of the grantee during such uncompleted performance period) will be paid out in the Company’s common stock, while performance units with respect to performance periods that have not been started will be forfeited. All performance units will be forfeited upon voluntary termination of employment by the participant or termination of employment with cause by the Company occurring before March 5, 2015.
Performance Units—Shareholder Rights.    Those performance units that have vested include the right to receive delivery of additional shares of common stock of the Company, if any, equal to (1) the amount of aggregate dividends (without interest), if any, that the participant would have received if, for the period beginning on the date of grant and ending on the applicable date of vesting, the grantee had owned all of the shares delivered to the grantee upon vesting, divided by (2) the fair market value of a share on the date of vesting. Prior to the vesting date, the grantee has no voting or other rights as a shareholder in connection with the performance units.
All Awards Subject to Limits on Transfers.    Each option is exercisable only by the grantee during the grantee's lifetime or, if permissible under applicable law, by the grantee's guardian or legal representative. Options, performance units and restricted stock units may be not assigned, pledged, sold, transferred or encumbered other than by will or by the laws of descent and distribution.
All Awards Subject to Clawback Provisions.    The performance unit, restricted stock units and options are subject to clawback provisions under the 2006 and 2012 Plans. If any of the Company’s financial statements are restated as a result of errors, omissions, or fraud, the plan administrator (currently the Compensation Committee) may (in its sole discretion, but acting in good faith) direct that the Company recover all or a portion of any such award or payment made to any, all or any class of grantees with respect to any fiscal year of the Company the financial results of which are negatively affected by such restatement. The clawback under the 2012 Plan, however, applies only to fiscal years occurring during the three year period before the accounting restatement. The amount to be recovered from any grantee will be the amount by which the affected award or payment exceeded the amount that would have been payable to such grantee had the financial statements been initially filed as restated, or any greater or lesser amount (including, but not limited to, the entire award) that the plan administrator may determine. Different amounts may be recovered from different grantees or different classes of grantees on such basis as the plan administrator deems appropriate, but in any case such recovery may not be less the amount required to be repaid or recovered as a matter of law.
For additional information about the grant of restricted stock units, performance units and stock options and the number of options or units awarded, see the discussion under the heading “Compensation Discussion and Analysis—Long-Term Compensation: Awards under the 2006 and 2012 Incentive Plans.”

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END (1)
The following table provides information as of December 31, 2012 regarding unexercised options, restricted stock, restricted stock unit and performance unit awards held by each of our NEOs.

	Option Awards				Stock Awards
Name	Number of Securities Under-lying Unexer- cised Options (#) Exercis-able	Number of Securities Under- lying Unexer-cised Options (#) Unexer- cisable (2)	Option Exer-cise Price ($)	Option Expira-tion Date	Grant Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($) (3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market Value of Shares or Units of Stock That Have Not Vested ($) (3)
Daniel W. Avramovich	—	100,000	$5.42	3/5/19	3/10/10	12,500 (4)	$48,875	—		$—
		73,954	$5.42	3/5/19	6/7/10	9,110 (5)	$35,620	54,112	(7)	$211,578
					3/5/11	24,493 (6)	$95,768	109,669	(8)	$428,806
					3/5/12	—	$—	48,708	(9)	$190,448

John J. Hafferty	—	50,130	$5.42	3/5/19	6/7/10	2,733 (5)	$10,686	16,234	(7)	$63,475
					3/5/11	6,680 (6)	$26,119	29,910	(8)	$116,948
					3/5/12	—	$—	14,036	(9)	$54,881

Paul C. Svindland	—	—	$—	—	11/12/12	250,000	$977,500	—		$—

Michael F. Killea	10,000 (10)	—	$19.65	7/30/13	—	—	$—	—		$—
		58,638	$5.42	3/5/19	6/7/10	2,733 (5)	$10,686	16,234	(7)	$63,475
					3/5/11	8,016 (6)	$31,343	35,892	(8)	$140,338
					3/5/12	—	$—	16,418	(9)	$64,194

Robert W. Noonan	—	55,349	$5.42	3/5/19	3/5/12	—	$—	15,498	(9)	$60,597

(1)
The column relating to “Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options” has been omitted because the NEOs do not have any unearned unexercised options under an equity incentive plan.

(2)	The options in this column vest 100% on March 5, 2015, subject to the NEO's continued employment with the Company on that date.

(3)	The amount shown in this column represents the number of shares, multiplied by $3.91, the closing price of the Company's common stock on December 31, 2012.

(4)	Restricted shares granted to Mr. Avramovich vest on June 1, 2013 subject to his continued service to the Company on such date.

(5)
Unvested restricted stock units granted to each of the NEOs in June 2010 vest on March 5, 2013 (representing 34%, of the total number of restricted stock units originally awarded), subject to the employee’s continued employment with the Company on the vesting date.

(6)
The restricted stock unit awards granted to each of the NEOs in March 2011 vest in installments on March 5, 2013 and 2014 (representing 33% and 34%, respectively, of the total number of restricted stock units originally awarded), subject to the employee’s continued employment with the Company on the applicable vesting date.

(7)
One third of the performance units awarded to the executive officers in June 2010 could be earned in each performance period depending on the Company operating income for the applicable performance period (April 1, 2010 to December 31, 2010, January 1, 2011 to December 31, 2011, and January 1, 2012 to December 31, 2012). The number of shares that have not vested shown in the table include those shares earned for 2011 performance and none of the shares that could have been earned for the 2010 and 2012 performance periods because the Company did not meet the threshold level of operating income for those performance periods. For more information about the terms of the performance units, see “Compensation Discussion and Analysis—Long-Term Compensation: Awards under the 2006 and 2012 Incentive Plans” and “2012 Grants of Plan–Based Awards.”

(8)
One third of the performance units awarded to the executive officers in March 2011 could be earned in each performance period depending on the Company’s operating income and operating margin for the applicable performance period (calendar years 2011, 2012 or 2013). The number of shares that have not vested shown in the table include (a) shares earned for the 2011 performance period, (b) none of the shares that could have been earned for the 2012 performance period because the Company did not meet the threshold level of operating income and operating margin, and (c) 100% of the shares that could be earned for the 2013 performance period (assuming achievement of 100% of the operating income and operating margin targets in 2013). For more information about the terms of the performance units, see “Compensation Discussion and Analysis—Long-Term Compensation: Awards under the 2006 and 2012 Incentive Plans” and “2012 Grants of Plan–Based Awards.”

(9)
One third of the performance units awarded to the executive officers in March 2012 could be earned in each performance period depending on the Company operating income and operating margin for the applicable performance period (calendar years 2012, 2013 and 2014). The number of shares that have not vested shown in the table include (a) none of the shares that could have been earned for the 2012 performance period because the Company did not meet the threshold level of operating income or operating margin and (b) 100% of the shares that could be earned for the 2013 and 2014 performance periods (assuming achievement at 100% of the operating income and operating margin objectives for 2013 and 2014). For more information about the terms of the performance units, see “Compensation Discussion and Analysis - Long-Term Compensation: Awards under the 2006 and 2012 Incentive Plans” and “2012 Grants of Plan-Based Awards.”

(10)	These options were granted to Mr. Killea on July 30, 2003 under our 2002 Stock Option Plan and vested in five equal annual installments beginning on the first anniversary of the grant date.

OPTION EXERCISES AND STOCK VESTED
The following table provides information regarding option exercises and vesting of restricted stock and restricted stock units held by our NEOs during 2012.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($) (1)
Daniel W. Avramovich	—	—	45,991	$248,271
John J. Hafferty	—	—	5,969	$32,352
Paul C. Svindland	—	—	—	$—
Michael F. Killea	—	—	6,627	$35,918
Robert W. Noonan	—	—	—	$—

(1)
The amount in this column represents the number of shares of restricted stock vested in 2012 and the number of shares issued in respect of restricted stock units vested in 2012, in each case multiplied by the closing market price of our common stock on the applicable vesting date. On March 5, 2012, all of the NEOs (other than Messrs Svindland and Noonan) vested in one-third of the restricted stock units granted in June 2010 and March 2011. On June 1, 2012, restricted stock held by Mr. Avramovich (25,000 shares) vested. The closing market price was $5.42 on March 5, 2012, and $5.38 on June 1, 2012.

The Company has adopted share ownership and retention guidelines that require the CEO to own shares valued at three times his annual base salary and other executive officers to own shares valued at one times their respective annual base salaries, and until the applicable guideline is met, to retain at least 50% of net shares (shares left after payment of taxes and, in the case of options, the exercise price) earned and vested from equity incentives awarded by the Company. The share ownership guidelines became effective on February 8, 2011.

PENSION BENEFITS
None of our NEOs are covered by a pension plan or other similar benefit plan that provides for payments or other benefits at, following or in connection with retirement.

NONQUALIFIED DEFERRED COMPENSATION
During 2012, none of our NEOs were covered by a defined contribution or other plan that provides for the deferral of compensation on a basis that is not tax-qualified.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL
Employment Agreements.    Each of the NEOs is a party to an employment agreement with the Company or one of its subsidiaries. Each of the employment agreements with the NEOs provides for the Company to pay severance for a set period if the Company terminates the executive’s employment at any time without “cause.” Upon termination of employment for any reason, each of these officers is entitled to the unpaid portion of his base salary through the date of termination, reimbursement of business expenses and unpaid portions of amounts earned before termination under employee benefit plans in which the executive participated, such as vacation benefits, except for those benefits that require that the executive be employed as of the end of the applicable period for the benefits to accrue. If the executive’s employment were terminated by the Company without cause, the executive is also entitled to continued salary for the severance period listed below and a pro-rata bonus if and to the extent such bonuses were earned under the terms of the Company’s cash incentive plan with respect to the year in which the executive’s employment is terminated.
Upon an executive’s death or disability, the executive would also be entitled to payments under certain life and disability insurance programs provided by the Company. For instance, the death benefit under executive life insurance provided by the Company is 200% of annual salary, up to a maximum of $600,000. There is no obligation for the Company to continue to provide perquisites or health care benefits.
The severance periods for the NEOs in their employment agreements currently in effect are 12 months, except that Mr. Killea’s severance period is 24 months and Mr. Noonan's severance period is 6 months.
As defined under the employment agreements, “cause” means willful misconduct with respect to the business and affairs of the Company, willful neglect of the executive’s duties or the failure to follow the lawful directions of the Board or more senior officers of the Company to whom the executive reports, the material breach of any provision of the employment agreement or any other written agreement between the executive and the Company and, if such breach is capable of being cured, the executive’s failure to cure such breach within 30 days of receipt of written notice thereof, the executive’s commission of a felony or an act of fraud or financial dishonesty with respect to the Company, or the executive’s conviction of a crime involving moral turpitude or fraud.
Under the employment agreements, a change in control of the Company does not, in and of itself, trigger any entitlement to severance or other benefits or protections. All of the NEOs participate in the Company’s supplemental severance program. Under this program, the period during which severance benefit would be payable under the NEO’s employment agreement is doubled (up to a maximum of 24 months) if the executive’s employment is terminated by the Company without cause or by the executive with “good reason” within 18 months after a change in control.
Under his employment agreement in order to be entitled to severance payments, each of the NEOs has agreed to not disclose our confidential business information and trade secrets; to grant and assign inventions to the Company; and not to participate in a business that competes with us and not to solicit our employees, customers, vendors, agents or contractors to alter adversely their relationship with us. Each of the NEO’s entitlements to receive severance payments is contingent upon such executive’s not being in breach of any provision of his employment agreement that survives termination and not engaging in any activity or conduct proscribed by the confidentiality, noncompetition and nonsolicitation covenants in the employment agreement.
Equity Compensation.    Under the 2006 and 2012 Plans, any award outstanding on the date of a change in control that is not yet exercisable and vested or earned on such date will become fully exercisable and vested or earned on the date of such change in control unless otherwise determined by the plan administrator on the grant date and set forth in the applicable award agreement. The plan administrator also has additional authority under the 2006 and 2012 Plans to take other actions in connection with a change in control.
The restricted stock awards granted to date under the 2006 Plan automatically vest upon a change in control. The award agreements for restricted stock unit, performance unit and stock option awards granted to executive officers in 2011 and 2012 provide that the awards only vest after the “double trigger” of (1) the change in control and (2) the grantee’s continued service after the change in control until the first to occur of (a) the expiration of the original service period for such awards, (b) the 18-month anniversary of the change in control, and (c) the termination of the grantee’s service either (i) by the acquirer or surviving company without cause, (ii) by the grantee for “good reason” or (iii) due to the grantee’s death or disability.
As defined in the 2006 and 2012 Plans, a “change in control” occurs if:

(1)	any person or group (other than the Company, any subsidiary or Company employee benefit plan) becomes the beneficial owner of 50% or more of the Company’s voting securities;

(2)
a merger, consolidation, share exchange or other reorganization of the Company, other transaction requiring shareholder approval, or sale or disposition of all or substantially all of the Company’s assets is consummated unless immediately following the consummation of the transaction:

a.
more than 50% of the total combined voting power of the entity resulting from the transaction (or ultimate parent corporation) is represented by shares that comprised voting securities of the Company immediately before the transaction and such voting power is in substantially the same proportion as the voting power of such voting securities of the Company immediately before the business combination, and

b.
a majority of the board or other governing body of the resulting entity (or ultimate parent corporation) were incumbent directors (within the meaning of the following clause (3)) of the Company at the time that the transaction was approved;

(3)
the individuals constituting the Board as of August 1, 2006 for the 2006 Plan or April 25, 2012 for the 2012 Plan (the “incumbent board”) cease to constitute a majority of the Board members; provided, however, that any individual who is approved or recommended by 2/3rds of the directors then constituting the incumbent board will be considered part of the incumbent board unless the individual’s assumption of office occurs as a result of an actual or threatened proxy contest related to the election of directors; or

(4)	in the case of the 2006 Plan only, the shareholders approve a plan of complete liquidation or dissolution.
Supplemental Severance Program.    In February 2008, our Compensation Committee approved a supplemental severance program for certain employees of the Company, including the NEOs, that doubles the period of severance pay, up to a maximum of 24 months, if the employee’s employment is terminated by the Company without cause or by the employee with “good reason” within 18 months after a change in control of the Company. The employee will have “good reason” to terminate employment and receive the enhanced severance if any of the following events or circumstances occur within 18 months after a change in control:

(1)
any reduction in the employee’s annual base salary, target bonus percentage or opportunity, employee benefits or fringe benefits required to be provided under the employee’s employment agreement, provided that the employee notifies the Company, in writing, of the reduction and, if the reduction is capable of being cured, the Company fails to cure it within 30 days after the Company’s receipt of the written notice;

(2)
any material reduction in the employee’s position, title, duties, reporting responsibilities or authorities; provided that the employee notifies the Company, in writing, of such material reduction and, if such material reduction is capable of being cured, the Company fails to cure it within 30 days after the Company’s receipt of the written notice;

(3)
any material breach by the Company of its obligations to the employee under any employment or other written agreement between the Company and the employee and, if such breach is capable of being cured, the Company fails to cure the same within 30 days after the Company’s receipt of written notice of such breach; or

(4)
the Company’s requirement that the employee relocate his principal office or place of employment with the Company or its subsidiary to a location that is more than fifty (50) miles from the present location of the employee’s principal office.

The definition of a change in control used in the supplemental severance program is the same as the definition used in the 2006 Plan.
The following table describes the potential payments and benefits upon termination or a change in control of the Company for the NEOs as further explained in the footnotes below, assuming that a change of control had occurred during 2012 and/or the executive’s employment had terminated as of December 31, 2012, the last day of our 2012 fiscal year.

	Termination of Employment				Change in Control
Name	Termina-tion other than by the Company without Cause (1)	Termina- tion by the Company without Cause (cash severance) (2)	Value of Equity Awards Vested upon Termin-ation of Employ-ment by the Company without Cause (3)	Total	Termination by the Company without Cause or by the Employee with Good Reason within 18 months after a Change in Control (cash severance) (4)	Value of Equity Awards Vested upon Termina-tion by the Company without Cause or by the Employee with Good Reason within 18 months after a Change in Control (5)	Total
Daniel W. Avramovich	—	$550,000	$566,114	$1,116,114	$1,100,000	$1,353,614	$2,453,614
John J. Hafferty	—	$317,000	$160,967	$477,967	$634,000	$369,879	$1,003,879
Paul C. Svindland	—	$425,000	$32,807	$457,807	$850,000	$977,500	$1,827,500
Michael F. Killea	—	$741,600	$178,705	$920,305	$741,600	$420,182	$1,161,782
Robert W. Noonan	—	$175,000	$—	$175,000	$350,000	$90,896	$440,896

(1)
In the case of termination by the Company for cause, termination upon death or disability or voluntary resignation by the executive, the executive is entitled to unpaid base salary, unreimbursed business expenses and unpaid portions of amounts earned before termination under employee benefit plans in which the executive participated. Unvested options also vest upon a grantee's death or disability, but no value for options granted in March 2012 is included in this table since the exercise price of the options was higher than the closing price on December 31, 2013. The amount in this column assumes that as of the end of 2012 all accrued base salary had been paid, all business expenses have been paid and the executive had used all vacation time available so that no vacation pay or other employee benefit plan amounts were due and owing on the date of termination. Upon an executive’s death or disability, the executive would be entitled to payments under certain life and disability insurance programs provided by the Company. For instance, the death benefit under executive life insurance provided by the Company is 200% of annual salary, up to a maximum of $600,000.

(2)
Assuming that the Company had terminated the executive’s employment without cause effective as of December 31, 2012, the executive would have been entitled to continued salary for the severance period contained in his employment agreement and a pro-rata bonus if and to the extent such bonuses were earned under the terms of the Company’s cash incentive plan. The amount in this column assumes that each executive was terminated effective December 31, 2012 and shows 12 months of severance pay at their respective base salary amounts, except in the case of Mr. Killea, who is entitled to 24 months of severance pay upon termination of employment, and Mr. Noonan, who is entitled to 6 months of severance pay upon termination of employment. The amount in this column also includes incentive compensation plan payments equal to the amount set forth in column (g) entitled “Non-Equity Incentive Plan Compensation” of the Summary Compensation Table, which was $0 in 2012. Severance compensation is paid in bi-weekly installments over the severance period but the amounts shown in the table have not been adjusted to present value.

(3)
The amount in this column includes the value of that number of shares issued under the restricted stock unit awards that would have vested upon termination the executive’s employment without cause effective as of December 31, 2012 multiplied by $3.91, the closing price of the Company's common stock on December 31, 2012. The restricted stock unit award agreements provide that upon termination of a participant’s employment by the Company without cause, restricted stock units that are scheduled to become vested on the next vesting date will vest on a pro-rata basis to reflect the period of employment of the grantee before his death, disability or termination without cause. For instance, an employee terminated on December 31, 2012 with the standard March 5 vesting date would have served 301 days; and, accordingly, the executive would be entitled to receive 82% of the shares that would have vested on March 5, 2013. If the NEO’s employment were terminated on December 31, 2012, the NEO would forfeit the restricted stock units eligible for vesting on March 5, 2014 and on any date thereafter.

The calculation of value received upon a termination of employment under this column does not include any value for restricted stock awards to Mr. Avramovich as the unvested portion of any of these restricted stock awards are forfeited upon termination of service to the Company.
The calculation of value received upon a termination of employment under this column also includes the value for performance unit awards earned for the 2011 performance period in respect of equity awards granted in 2010 and 2011. The performance units award agreements provide that performance units that have been earned upon achievement of operating income or operating margin results for completed performance periods and for performance periods that have been started but not completed (with the number of shares reduced pro-rata to reflect the period of employment of the grantee during such uncompleted performance period) will be paid out in the Company’s common stock, while performance units with respect to performance periods that have not started will be forfeited. If the NEO had been terminated as of December 31, 2012, the first two performance periods under the June 2010 awards and the first performance period of the March 2011 awards would have been completed. The amounts in the table reflect that number of units earned for the 2011 performance periods of the 2010 and 2011 awards (no performance units were earned in respect of the 2010 performance period for the 2010 awards or in respect of the 2012 performance period for the 2010, 2011 or 2012 awards) multiplied by our stock’s closing price on December 31, 2012. For more information about the performance units awarded to executive officers in 2012 and the outcome with respect to the 2012 performance periods of equity awards granted in 2010, 2011 and 2012, see the discussion above in the CD&A under the heading “Long-Term Compensation: Awards under the 2006 and 2012 Incentive Plans.” The 2013 and 2014 performance periods would not yet have started, and, accordingly, all performance units for those performance periods would have been forfeited.

(4)
The amounts in this column assume that a transaction meeting the definition of a change in control under the supplemental severance program had occurred and that the executive’s employment had been terminated without cause or by the employee with “good reason.” Since the employment agreements with the NEOs provide for 12 months of severance pay at their respective base salary amounts (24 months for Mr. Killea and 6 months for Mr. Noonan), the amount payable under the supplemental severance program adopted in February 2008 would provide for 24 months of severance pay in the cases of Messrs. Avramovich, Hafferty, Killea and Svindland and 12 months of severance pay to Mr. Noonan. Currently under his employment agreement, Mr. Killea is entitled to 24 months of severance pay, but as a participant in the new supplemental severance program, he could terminate with “good reason” if circumstances meeting that definition occur within 18 months after a change in control, in which case he would be entitled to the same 24 months of severance.

(5)
The amounts in this column assume that a transaction meeting the definition of a change in control under the 2006 and 2012 Plans had occurred during 2012 and that the executive’s employment had been terminated without cause or by the employee with “good reason” as of December 31, 2012.

The amounts in this column include the value of unvested shares of restricted stock granted to Mr. Avramovich that would have vested upon a change in control and are calculated by multiplying the number of unvested shares by $3.91, the closing price of the Company's common stock on December 31, 2012.
The amounts in this column also include the value of all shares issuable under the restricted stock unit awards granted to Messrs. Avramovich, Hafferty and Killea in March 2011 and June 2010 and Mr. Svindland in November 2012 and are calculated by multiplying the number of unvested shares by the $3.91 closing price on December 31, 2012. The restricted stock unit award agreements provide for accelerated vesting of the restricted stock units on the “double trigger” of (1) a change in control and (2) the grantee’s continued service after the change in control until the first to occur of (a) the expiration of the original service period for such awards, (b) the 18-month anniversary of the change in control, and (c) the termination of the grantee’s service either (i) by the acquirer or surviving company without cause, (ii) by the grantee for “good reason,” or (iii) due to the grantee’s death or disability.
The amounts in this column also include the value of all shares issuable under the performance unit awards granted to the respective NEO (other than Mr. Svindland who started in November 2012 which was too late in the year to be awarded performance units for 2012) in March 2012, March 2011 and June 2010 and are calculated by multiplying the number of unvested shares by the $3.91 closing price on December 31, 2012. The performance unit award agreements provide that after a change in control, performance units for performance periods that have not been completed (including performance periods that have not started) will be treated as if 100% of the applicable performance objective(s) has been achieved. Such performance units associated with uncompleted performance periods and performance units that have been earned upon achievement of operating income results for completed performance periods will vest immediately on the “double trigger” of (1) a change in control and (2) the grantee’s continued service after the change in control until the first to occur of (a) March 5, 2015 for the March 2012 awards, March 5, 2014 for the March 2011 awards or March 5, 2013 for the June 2010 awards, (b) the 18-month anniversary of the change in control, and (c) the termination of the grantee’s service either (i) by the acquirer or surviving company without cause, (ii) by the grantee for “good reason,” or (iii) due to the grantee’s death or disability. Assuming that a transaction meeting the definition of a change in control under the 2006 and 2012 Plans had occurred during 2012 and that the executive's employment had been terminated without cause or by the employee with “good reason” on December 31, 2012, the first two performance periods under the June 2010 awards, and the first performance period of the March 2011 awards would have been completed prior to the change in control. The amounts in the table reflect the value of the units earned for the 2010 (none) and 2011 performance periods. For the uncompleted 2012, 2013 and 2014 performance periods, each of the NEOs (other than Mr. Svindland as noted above) is entitled to receive the targeted number of shares for each such performance period, and, accordingly, the amounts in this column reflect the value of the targeted number of shares issuable under the performance unit awards granted to the respective NEOs for the 2012, 2013 and 2014 performance periods and are calculated by multiplying such targeted number of shares by $3.91, the closing price of the Company's common stock on December 31, 2012.
The amounts in this column also include no value for options granted to the respective NEOs in March 2012 since the exercise price of the options was higher than the closing price on December 31, 2013. The option award agreements provide that after a change in control, unvested options will vest immediately on the “double trigger” of (1) a change in control and (2) the grantee’s continued service after the change in control until the first to occur of (a) the third anniversary of the date of grant, (b) the 18-month anniversary of the change in control, and (c) the termination of the grantee’s service either (i) by the acquirer or surviving company without cause, (ii) by the grantee for “good reason,” or (iii) due to the grantee’s death or disability.
As of December 31, 2012, no NEO was entitled to any defined benefit pension benefits or eligible to participate in a nonqualified deferred compensation plan or receive any tax reimbursements in connection with termination of employment. Accordingly, no amounts are shown in the table above in connection with pension benefits, nonqualified deferred compensation or tax reimbursements.

EMPLOYMENT AND RELATED AGREEMENTS
As discussed above under the headings “Compensation Discussion and Analysis” and “Potential Payments upon Termination or a Change in Control,” each of the NEOs is a party to an employment agreement with the Company. Under these agreements, the executives have agreed to certain post-termination covenants in exchange for salary continuation for the established severance period. The duration of the severance periods and corresponding noncompetition/nonsolicitation periods under the respective employment agreements are set forth under the heading “Potential Payments upon Termination or a Change in Control.” The post-termination covenants relate to the non-

disclosure of our confidential business information and trade secrets; the disclosure, grant and assignment of inventions; and not to participate in a business that competes with us and not to solicit our employees, customers, vendors, agents or contractors to alter adversely their relationship with us.
The employment agreements also establish a minimum base salary and bonus target opportunity equal to a specified percentage of the executive’s base salary as described in the CD&A. Each employment agreement provides that the actual amount of the annual performance bonus for a given year, if any is granted, is set by the Board, and the performance bonus plan for any year may be changed from time to time by the Board.

PROPOSAL 3: ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION
Our Board, after considering the results of the advisory vote from our 2011 annual meeting of shareholders on the frequency of holding advisory votes on the compensation of our NEOs, determined that we will hold a non-binding, advisory vote to approve the compensation paid to our NEOs on an annual basis. Accordingly, shareholders of the Company are being asked to vote on a proposal, commonly known as a “say-on-pay” proposal, to endorse or not endorse our compensation program for our NEOs as reflected in this proxy statement in accordance with SEC rules.
As described in detail in the CD&A and in the various tables and narrative discussions following the CD&A, our executive compensation programs are designed to focus on pay for performance principles as well as to attract, motivate and retain key executives who are crucial to our long-term success. Our Compensation Committee continually reviews the compensation programs for our NEOs to ensure they align our executive compensation structure with our shareholders’ interests and current market practices. The Committee is comprised solely of independent directors committed to applying sound governance practices to compensation decisions. The Committee considers a variety of reports and analyses, such as market survey data, compensation data of peer companies, reports from the independent compensation consultants, and reports from proxy advisory agencies, when making decisions regarding target compensation opportunities and the delivery of awards to our executive officers, including the NEOs.
We believe our pay practices are based on sound principles, emphasize pay for performance, and support the long-term success of the Company. In 2012, the Compensation Committee made grants of long-term equity awards that emphasized performance-based incentives, with 50% of the aggregate award value attributable to performance units and 50% of the aggregate award value attributable to stock options, which require stock price appreciation to have any value. Both our 2012 Cash Incentive Plan and the performance units granted in 2012 depended on achievement of operating income and margin objectives.
In 2012, we were unable to achieve the challenging operating income and operating margin levels required by the 2012 performance units or the 2012 Cash Incentive Plan, and thus no cash incentives were paid to our NEOs nor did they earn any of the performance units dependent on 2012 performance.
Some of the other features of our compensation programs for executives include

•	share retention and ownership guidelines,

•	compensation clawback provisions that allow us to recover incentive compensation in the case of a financial restatement due to errors, omissions or fraud,

•	a disciplined job grade and pay range structure, and

•	a carefully selected, limited peer group used to benchmark executive compensation.
We believe that our executive compensation design and strategy, as guided by the principles above, will be a critical factor in motivating our executives to achieve our strategic and financial goals. We urge you to carefully consider the various factors regarding compensation matters as discussed in the CD&A and the various compensation tables and narratives in this proxy statement following the CD&A for detailed information on the extensive processes and factors the Compensation Committee considers when establishing performance and pay targets and in making decisions regarding actual payments from our short- and long-term performance-based incentive plans.

We are asking our shareholders to indicate their support for our NEO compensation as described in this proxy statement. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our NEOs and the philosophy, policies and practices described in this proxy statement. Accordingly, we ask our shareholders to vote “FOR” the following resolution at the Annual Meeting:
“RESOLVED, that the Company’s shareholders approve, on an advisory non-binding basis, the compensation of the Company’s NEOs, as disclosed in the Company’s Proxy Statement for the 2013 Annual Meeting of Shareholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the 2012 Summary Compensation Table and the other related tables and disclosure.”
This say-on-pay vote is advisory, and therefore not binding on the Company, the Compensation Committee or our Board. Our Board and our Compensation Committee value the opinions of our shareholders and will take into account the outcome of the shareholder vote when considering future executive compensation arrangements as they deem appropriate. To the extent there is any significant vote against the NEO compensation as disclosed in this proxy statement, we will consider our shareholders’ concerns, and the Compensation Committee will evaluate whether any actions are necessary to address those concerns.
OUR BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE ADVISORY RESOLUTION APPROVING THE COMPENSATION OF OUR NEOS, AS DISCLOSED IN THIS PROXY STATEMENT PURSUANT TO THE COMPENSATION DISCLOSURE RULES OF THE SECURITIES AND EXCHANGE COMMISSION.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
The Exchange Act requires our executive officers and directors, and any persons beneficially owning more than 10% of a class of our stock, to file certain reports on ownership and changes in ownership with the SEC. Directors, executive officers and greater than 10% shareholders are also required to furnish the Company with copies of the forms they file. Based solely on a review of copies of such reports we received and on written representations from certain reporting persons, we believe that during 2012, our executive officers and directors filed with the SEC on a timely basis all required reports relating to transactions involving our equity securities beneficially owned by them, except that the initial ownership report on Form 3 and a Form 4 reporting the initial grant of stock options to Mr. Noonan were late by one day. To the Company’s knowledge, there were no greater than 10% shareholders during 2012.

NOTICE OF SHAREHOLDER PROPOSALS
Shareholders who wish to include a proposal in our proxy statement and proxy card relating to the 2014 annual meeting of shareholders should deliver a written copy of their proposal to our principal executive offices no later than November 14, 2013. Proposals must comply with the SEC proxy rules relating to shareholder proposals in order to be included in our proxy materials. Upon timely receipt of any such proposal, we will determine whether or not to include such proposal in the proxy statement and proxy in accordance with applicable regulations governing the solicitation of proxies. Except for shareholder proposals to be included in our proxy statement and proxy card, to be timely under our bylaws, any nomination for director or other proposal made by a shareholder for consideration at the 2014 annual meeting of shareholders must be received by the Company no earlier than November 14, 2013 and not later than December 14, 2013. If we change the date of the 2014 annual meeting of shareholders to be earlier than March 27, 2014 or later than June 24, 2014, we must receive notice of the shareholder nomination or proposal (1) no earlier than 90 days before the actual meeting date nor later than 60 days before the actual meeting date or (2) the tenth day after the date on which public announcement of the annual meeting is first made, whichever is later. Any shareholder notice nominating any person as a director or making any other proposal must include certain information as specified in our bylaws. A summary of the requirements and information required from a shareholder filing a notice of nomination of director is described in this proxy statement under “Nominating and Corporate Governance Committee Procedures—Procedures for Shareholders Wishing to Nominate Director Candidates.” Any shareholder filing a notice to bring other business before the annual shareholder meeting must include in such notice the same type of information as well as, among other things, the text of the proposal or business and the reasons therefor, and other specified matters. You may obtain a copy of the relevant bylaw provisions by writing or calling the Company’s Corporate Secretary at the address and telephone number noted under “Other Matters” below. Our bylaws are also available on the “Investor” pages of our website at www.pacer.com.
The Company may solicit proxies in connection with next year’s annual meeting which confer discretionary authority to vote on any shareholder proposals or nominations of which the Company does not receive notice by January 28, 2014. All shareholder proposals and nominations should be sent to11231 Phillips Industrial Blvd., Building 1, Suite 200, Jacksonville, FL 32256, Attention: Corporate Secretary.

DELIVERY TO SHAREHOLDERS SHARING ADDRESS
If a shareholder has requested that we mail a copy of this proxy statement, only one proxy statement and Annual Report on Form 10-K for our 2012 fiscal year will be delivered to multiple shareholders sharing an address unless we have received contrary instructions from one or more of such shareholders. We will promptly deliver upon written or oral request a separate copy of this proxy statement or the Annual Report on Form 10-K for our 2012 fiscal year to a shareholder at a shared address to which a single copy was sent. Shareholders residing at a shared address who would like to request an additional copy of the proxy statement or Annual Report on Form 10-K now or with respect to future mailings (or to request to receive only one copy of our proxy statement or Annual Report on Form 10-K if multiple copies are being received) may write or call the Company’s Corporate Secretary at Pacer International, Inc., 11231 Phillips Industrial Blvd E., Building 1, Suite 200, Jacksonville, FL 32256 or (904) 251-6075.

OTHER MATTERS
As of the date of this proxy statement, our Board does not anticipate that other matters will be brought before the Annual Meeting. If, however, other matters are properly brought before the Annual Meeting, the persons appointed as proxies will have the discretion to vote or act thereon according to their best judgment.
Our Annual Report on Form 10-K for our 2012 fiscal year is available for shareholders at www.pacer.com. Upon request, we will furnish to shareholders without charge a copy of our Annual Report on Form 10-K for our 2012 fiscal year. The Form 10-K has been filed with the SEC. Shareholders may obtain a copy by writing or calling the Company’s Corporate Secretary at Pacer International, Inc., 11231 Phillips Industrial Blvd E., Building 1, Suite 200, Jacksonville, FL 32256 or (904) 251-6075.

BY ORDER OF THE BOARD OF DIRECTORS

Lisa Ormand Taylor
Vice President, Assistant General Counsel and Corporate Secretary
Dated: March 14, 2013

Important notice regarding the Internet availability of proxy materials for the Annual Meeting of Shareholders. The Proxy Statement and the 2012 Annual Report to Shareholders are available at: **http://www.pacer.com/annualmeeting.htm**

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET **OR** TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proxy — PACER INTERNATIONAL, INC.

2013 Meeting of Shareholders – April 24, 2013

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY

The undersigned hereby appoints Michael F. Killea and John J. Hafferty, and each of them, with power to act without the other and with power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided on the other side, all the shares of Pacer International, Inc. Common Stock which the undersigned is entitled to vote, and, in their discretion, to vote upon such other business as may properly come before the 2013 Meeting of Shareholders of the company to be held April 24, 2013 or at any adjournment or postponement thereof, with all powers which the undersigned would possess if present at the meeting.

(Continued and to be marked, dated and signed, on the other side)

PACER INTERNATIONAL, INC.

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IMPORTANT ANNUAL MEETING INFORMATION

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Electronic Voting Instructions

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 11:59 p.m., Eastern Time, on April 23, 2013.

Vote by Internet

- Go to **www.investorvote.com/pacr**
- Or scan the QR code with your smartphone
- Follow the steps outlined on the secure website

Vote by telephone

- Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone
- Follow the instructions provided by the recorded message

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. X

Annual Meeting Proxy Card

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▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposals 2 and 3.

1. Election of Directors:

Nominee	For	Withhold
01 - Daniel W. Avramovich	☐	☐
02 - J. Douglass Coates	☐	☐
03 - P. Michael Giftos	☐	☐

B Non-Voting Items

Change of Address — Please print new address below.

Comments — Please print your comments below.

C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Date (mm/dd/yyyy) — Please print date below. / /

Signature 1 — Please keep signature within the box.

Signature 2 — Please keep signature within the box.

C 1234567890 J N T

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MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND

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